Exhibit 10.21

OFFICE LEASE (GROSS)

150 NORTH HILL DRIVE, BRISBANE, CA

TABLE OF CONTENTS

ARTICLE		PAGE
1	FUNDAMENTAL LEASE PROVISIONS	1
2	DEFINITIONS	4
3	HIRING	5
4	TERM	5
5	RENT	6
6	USE	7
7	INSURANCE	9
8	TAXES	10
9	CONSTRUCTION OF PREMISES	11
10	ALTERATIONS	12
11	REPAIRS AND MAINTENANCE	14
12	SERVICES AND UTILITIES	15
13	SIGNS AND OTHER ADVERTISING MEDIA	15
14	CONSTRUCTION AND MAINTENANCE OF COMMON AREAS	16
15	ASSIGNMENT AND SUBLETTING	18
16	ACCESS TO PREMISES	19
17	EMINENT DOMAIN	20
18	DAMAGE OR DESTRUCTION	20
19	HOLD HARMLESS	21
20	NOTICES	22
21	REMEDIES	22
22	BANKRUPTCY	25
23	WAIVERS	26
24	NO ACCORD AND SATISFACTION	26
25	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE	26
26	SECURITY DEPOSIT	27
27	ABANDONMENT; HOLDING OVER AND SURRENDER	27
28	SALE OF PREMISES BY LANDLORD	28
29	HAZARDOUS MATERIALS	28
30	BROKERS	30
31	RELOCATION	31
32	DETERMINATION OF FAIR MARKET RENTAL VALUE	31
33	GENERAL PROVISIONS	32

ADDENDUM TO LEASE

EXHIBITS
A	SITE PLAN
B	LANDLORD’S WORK AND TENANT’S WORK
C	STANDARDS FOR UTILITIES AND SERVICES
D	HAZARDOUS MATERIALS OF TENANT
E	GUARANTY
F	RULES AND REGULATIONS

Bay Tech Gross Lease

Suite 24

OFFICE LEASE (GROSS)

150 NORTH HILL DRIVE, BRISBANE, CA

THIS LEASE is dated as of December 16, 2013 (“Effective Date”), and is entered into by and between WVP Bay Tech, LLC, a California limited liability company (“Landlord”), and Dance Biopharm, Inc., a Delaware corporation (“Tenant”). In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1. FUNDAMENTAL LEASE PROVISIONS.

1.1	PREMISES: Commonly known as 150 North Hill Drive, Suite 24, City of Brisbane, State of California, 94005 as shown on Exhibit A attached hereto and incorporated herein by reference. (Article 2.1)

1.2	COMPLEX: 150 North Hill Drive, City of Brisbane, State of California 94005

1.3	LEASABLE AREA OF THE PREMISES: Approximately 5,916 square feet of leasable area.

1.4	LEASE TERM: The period commencing on the Commencement Date and terminating on the Termination Date. (Article 4.1)

1.5	COMMENCEMENT DATE: The date that Landlord delivers possession of the Premises to Tenant. (Article 4.1).

1.5a	RENT COMMENCEMENT DATE: The date that is the earlier of i) one hundred eighty (180) days after the Commencement Date, or (ii) the date of substantial completion of Landlord’s Work as described in Article 9 of this Lease.

1.6	TERMINATION DATE: The date that is thirty-six (36) full calendar months after the Rent Commencement Date plus any partial month in which the Rent Commencement Date occurs, if the Rent Commencement Date does not occur on the first day of a calendar month. (Article 4.1)

1.7	MONTHLY BASE RENT: (Article 5.1)

Period	Monthly Base Rent (approx. per leasable square foot)	Monthly Base Rent (total per month)
Commencement Date to the date immediately preceding the Rent Commencement Date	$0.00	$0.00
Rent Commencement Date through month 12 from and after the Rent Commencement Date	$2.70	$15,973.20
Months 13 through 24 from and after the Rent Commencement Date	$2.78	$16,446.48
Months 25 through 36 from and after the Rent Commencement Date	$2.86	$16,919.76

Bay Tech Gross Office Lease

Dance Biopharm, Inc.

1.8	BASE EXPENSE YEAR: Calendar year 2014. (Article 5.4)

1.9	TENANT’S PROPORTIONATE SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES: 8.3% (which is 5,916 divided by 71,404). (Article 5.4)

1.10	PREPAID RENT: $15,973.20 for first month’s Rent (Article 5.3)

1.11	SECURITY DEPOSIT: $15,973.20. (Article 26)

1.12	PERMITTED USE: General office and lab and for no other use or purpose. (Article 6)

1.13	ADDRESSES FOR NOTICES AND PAYMENT OF RENT:

Make Checks Payable to: WVP Bay Tech, LLC

Deliver Rent to:	If by regular mail:
WVP Bay Tech, LLC
Dept 35119
PO Box 39000
San Francisco, CA 94139

If by overnight delivery:
Lockbox Services 35119
WVP Bay Tech LLC Dept #35119
3440 Walnut Avenue, Building A, Window H
Fremont, CA 94538

Deliver Notices to Landlord to:	WVP Bay Tech, LLC
c/o West Valley Properties, Inc.
280 Second Street, Suite 230
Los Altos, CA 94022
Attn: Asset Management

Deliver Notices to Tenant to:	Dance Biopharm, Inc.
150 North Hill Drive, Suite 24
Brisbane, CA 94005
Phone: 415-420-3629

1.14	TENANT’S BROKER: None (Article 30)

1.15	LANDLORD’S BROKER: Cassidy Turley Northern California, Inc. (CA DRE License # 00825241) (Article 30)

1.16	GUARANTOR: None (Exhibit E)

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Each reference in this Lease to any provision in Article 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Article 1 and the balance of the Lease, the balance of the Lease shall control.

Bay Tech Gross Office Lease

Dance Biopharm, Inc.

ARTICLE 2. DEFINITIONS

As used in this Lease:

2.1 The term “Premises” means the commercial space, containing the Leasable Area indicated in Article 1, located substantially as shown on Exhibit A attached hereto, together with those appurtenances specifically granted to Tenant in this Lease; reserving and excepting to Landlord the use of the exterior walls, the roof, and the area beneath the Premises, together with the right to install, maintain, use and replace ducts, wires, conduits, and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.

2.2 The term “Complex” refers to the real property generally depicted on Exhibit A attached hereto and referred to as 150 North Hill Drive, Brisbane, California, whether owned in fee, ground leased by Landlord and/or made available for use by any reciprocal operating or easement agreement or other similar agreement; and (ii) any other parcel(s) of land, together with the improvements thereon, and any easement or right of way at any time designated by Landlord to be part of the Complex. Tenant acknowledges that the Complex is subject to certain easements and other agreements of record to which this Lease is subject and subordinate. It is expressly understood that Landlord may (but shall not be obligated to) at its sole option and without Tenant’s consent: (a) develop any portion of the Complex situated outside of the area of the Complex as shown on Exhibit A: (b) increase the size of the Complex by addition of contiguous property, or decrease the size of the Complex or modify Exhibit A by adding or changing the building areas, common areas, parking layout and ingress or egress of the Complex; in any of which events Landlord shall deliver to Tenant revised Exhibit A which, upon such delivery, shall be substituted in and automatically become part of this Lease; and/or (c) build additional stories on any building or buildings in the Complex and construct double-deck, subterranean or elevated parking facilities. Landlord does not represent or warrant the accuracy of the Complex generally depicted on Exhibit A, nor does Landlord represent or warrant the names or character of business to be conducted or the size or location of any space to be occupied by any tenant or occupant of the Complex. The building use designation, if any, set forth on Exhibit A is for convenience only and is not to be construed as a representation that the proposed building will be put to or remain available for such use, and Tenant does not rely on any such representation in entering into this Lease.

2.3 The term “Common Area” or “Common Areas” means all area and facilities within the exterior boundaries of the Complex not now or hereafter held for or appropriated to the occupancy of tenants and shall include, without in any way limiting the generality of the foregoing, all parking areas, driveways, sidewalks, landscaped area, together with plants thereon, signs advertising the common name of the Complex, service delivery facilities, and all other common areas in the Complex.

2.4	The term “Parcel” means the assessor’s parcel on which the Premises is located.

2.5 The term “Parking Area” means all of the Common Areas in the Complex, except area devoted to sidewalks and service delivery facilities. Without limiting the generality of the foregoing, such term shall include roads, traffic lanes, the vehicular parking spaces, and areas between such parking spaces (including landscaped areas), walkways, and except as specifically set forth herein, any other common areas, improved in order that automobiles and other vehicles may be driven thereon.

2.6 The term “Leasable Area of the Premises” means the number of square feet constituting the Premises. Tenant acknowledges that the Leasable Area of the Premises as specified in Article 1 is an estimate and that Landlord does not warrant the exact leasable area of the Premises. By taking possession of the Premises, Tenant accepts the Leasable Area of the Premises as that specified in Article 1. Tenant further acknowledges that Tenant is leasing the Premises for the Rent specified in Article 1 and elsewhere in this Lease and in the event the actual leasable area of the Premises is determined to be more or less than the square footage specified in Article 1, the Rent will remain unchanged regardless of the actual leasable area of the Premises.

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2.7 The term “Gross Leasable Area” refers to the number of gross square feet of all leasable areas in the Complex exclusively used or to be used by tenants measured from the exterior faces of exterior walls (excepts party and common walls, as to which the center thereof instead of the exterior faces thereof shall be used), whether or not actually occupied and open for business.

2.8 The term “Lease Year” means the period during the Lease Term commencing on January 1 in each year and ending midnight on the 31st of December next succeeding, except that the first Lease Year shall commence at the start of the Lease Term and shall end midnight on the 31st of December next succeeding, and except that the last Lease Year shall end at the end of the Lease Term.

2.9 The term “month” means a calendar month during the period for which rent is payable within the Lease Term, except that if with respect to any calendar month such period is less than the whole thereof, such portion of such month as is within the Lease Term shall constitute a month.

2.10	The term “day” means a calendar day unless otherwise specified in this Lease as a business day.

2.11 The term “Law” means any law, statute, ordinance, administrative order or governmental rule or regulation or requirement of any duly constituted public authority now in force or which may hereafter be enacted or promulgated (collectively, “Law”).

ARTICLE 3. HIRING

Landlord hereby leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the term, at the rental, and upon the covenants and conditions contained herein, subject and subordinate to all liens, encumbrance, easements, restrictions, covenants, underlying leases, zoning ordinances and any and all other governmental and quasi-governmental laws, rules, regulations and ordinances now or hereafter affecting or governing the Complex.

ARTICLE 4. TERM

4.1 Commencement Date. The term of this Lease (“Lease Term”) shall be for a period of time specified in Article 1 as the Lease Term. The Lease Term shall commence upon the date referred to in Article 1 as the Commencement Date, or twenty-four (24) hours after substantial completion of Landlord’s Work, whichever occurs later, but in no event later than the date that Tenant opens for business in the Premises (the “Commencement Date”). The Lease Term shall expire on the date which is the Commencement Date plus the length of the Lease Term (“Termination Date”).

4.2 Delivery of Insurance Certificate. Tenant shall deliver to Landlord the insurance certificates required by Article 7 and Article 10.2 hereof on the earlier to occur of: (i) ten (10) days after execution of this Lease by Tenant; (ii) two (2) business days prior to commencement of Tenant’s Work, if any; or (iii) Tenant taking possession of the Premises.

4.3 Delivery of Commencement Certificate. If Landlord’s Work is to be performed prior to the Commencement Date, then within ten (10) days following the Commencement Date, Tenant will execute and deliver to Landlord a certificate setting forth the Commencement Date and the Termination Date of this Lease.

4.4 Early Termination. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right, at its sole option, but not the obligation, to terminate this Lease without liability to Tenant therefore in the event of any of the following shall occur: (i) Landlord is unable to complete the construction of Landlord’s Work; (ii) Tenant shall not have commenced Tenant’s Work in the Premises within thirty (30) days after receipt by Tenant of written notice from Landlord that Landlord’s Work in the Premises is substantially completed, or if Tenant fails to prosecute the portion of Tenant’s Work to be

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performed by Tenant diligently to completion after written request by Landlord to do so; (iii) Landlord does not receive Tenant’s insurance certificates required by Article 7 and Article 10.2 hereof within the time frames specified in Article 4.2 above; or (iv) any financial institution providing financing to Landlord does not approve of this Lease. Landlord shall return to Tenant any Security Deposit paid by Tenant, without interest, upon such termination, and Landlord and Tenant shall be released from all further obligation to the other hereunder.

4.5 Delay in Commencement. If for any reason whatsoever Landlord cannot deliver possession of the Premises on the date referenced in Article 1 as the Commencement Date or on any other date, this Lease will not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. However, the Commencement Date shall be delayed until possession of the Premises is delivered to Tenant, and the Lease Term shall remain as the period of time specified in Article 1 as the Lease Term, commencing on the Commencement Date, as so delayed. If Landlord is unable to deliver possession of the Premises to Tenant within ten (10) months after the Commencement Date referenced in Article 1, then either Landlord or Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after the end of the ten (10) month period, time being strictly of the essence, and the parties shall have no further liability thereafter accruing under this Lease.

4.6 Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date pursuant to Landlord’s written consent thereof, which consent may be given or withheld in Landlord’s sole and absolute discretion, such occupancy shall be subject to all of the provisions of this Lease, including without limitation the commencement of the time periods set forth in Section 1.4 of this Lease. Notwithstanding anything to the contrary in this Lease, during the early occupancy period, Tenant shall pay Monthly Base Rent and all other charges specified in this Lease. Early occupancy of the Premises by Tenant shall not advance the Termination Date of this Lease.

ARTICLE 5. RENT

5.1 Monthly Base Rent. Tenant shall pay the sum set forth in Article 1 hereof as “Monthly Base Rent,” in advance, without notice, deduction, or set-off on the first day of each calendar month throughout the Lease Term, commencing on the Commencement Date. If Monthly Base Rent commences on a day other than the first day of the month, then Monthly Base Rent for the first fractional month shall be paid by Tenant to Landlord computed on a daily basis for such period at an amount equal to 1/30th of the Monthly Base Rent.

5.2 Prepaid Rent. Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum specified in Article 1 as Prepaid Rent for the months designated therein.

5.3 Rent. As used in this Lease, the term “Rent” shall mean and refer to Monthly Base Rent, and all other amounts payable or reimbursable by Tenant to Landlord under this Lease, including the amounts described above. If Rent commences on a day other than the first day of the month, then Rent for the first fractional month shall be paid by Tenant to Landlord computed on a daily basis for such period at an amount equal to 1/30th of the Rent for such month.

5.4 Tenant’s Proportionate Share of Increases.

During each calendar year or part thereof during the Term subsequent to the Base Expense Year specified in Article 1 above, Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Proportionate Share (as defined in Article 1) of the total dollar increase, if any, in (A) Operating Expenses paid or incurred by Landlord in such calendar year or part thereof over Operating Expenses paid or incurred by Landlord in the Base Expense Year, and (B) Real Property Taxes paid or incurred by Landlord in such calendar year or part thereof over the Real Property Taxes paid or incurred by Landlord in the tax year ending on June 30 of the Base Expense Year. No offset shall be given for decreases in either Operating Expenses or Real

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Property Taxes against the other, and increases in each of Operating Expenses and Real Property Taxes shall be determined separately. Payments on account of Tenant’s Proportionate Share of Operating Expenses and of Real Property Taxes are due and payable monthly together with the payment of the Base Rent.

Notwithstanding anything in this Lease to the contrary, Landlord shall calculate such increase (for purposes of both estimated and actual calculations) as if the Building and Complex were fully occupied regardless of the actual occupancy rate. If any modifications are made to the Complex or the Building which change Tenant’s percentage of the leasable area of the Building or the Complex, then Tenant’s Proportionate Share shall be adjusted by Landlord accordingly.

Tenant shall pay its proportionate share of Increases in Operating Expenses and/or Real Property Taxes as Additional Rent to Landlord, except as otherwise provided in the Lease, as follows: Prior to the commencement of each calendar year or within a reasonable period thereafter, Landlord shall estimate Tenant’s proportionate share of such increase for the following calendar year and Landlord shall notify Tenant of such estimate in writing. Commencing on the first day of the first month of the calendar year for which Landlord has notified Tenant of the revised estimated Operating Expenses and/or Real Property Taxes, and on the first day of every month thereafter, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of Tenant’s estimated proportionate share of the yearly increase. If Landlord fails to furnish an estimate prior to the beginning of any calendar year, the prior year’s estimate of Operating Expenses and/or Real Property Taxes shall remain in effect until a revised estimate is made by Landlord. Within ninety (90) days after the end of each calendar year for which Tenant has made estimated payments (the “Adjustment Date”), Landlord shall furnish Tenant a statement with respect to such year, showing Operating Expenses and/or Real Property Taxes charges for the past calendar year and the total payments made by Tenant on the basis of Landlord’s estimate. If Tenant’s actual proportionate share of the Operating Expenses and/or Real Property Taxes exceeds the payments made by Tenant based on Landlord’s estimate, Tenant shall pay the deficiency to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s statement. If the total payments by Tenant based on Landlord’s estimate exceed Tenant’s actual proportionate share of the Operating Expenses and/or Real Property Taxes, Tenant’s excess payment shall be credited toward future payments by Tenant of Basic Rent and/or Additional Rent or refunded to Tenant within thirty (30) days of Landlord’s statement to Tenant if no future Basic Rent or Additional Rent is to become due. Landlord’s failure to provide its estimate of Operating Expenses and/or Real Property Taxes prior to the commencement of any year or its failure to provide a reconciliation by the Adjustment Date shall not be deemed a waiver of Landlord’s right to issue an increased estimate of Operating Expenses and/or Real Property Taxes or to collect an underpayment of Operating Expenses and/or Real Property Taxes.

ARTICLE 6. USE

6.1 Permitted Use. Tenant shall use the Premises solely for the purpose specified in Article 1, and for no other use or purpose.

6.3 Suitability; No Exclusive Right. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the permitted uses that can be made of the Premises under existing laws, or the suitability of the Premises or the Complex for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. Furthermore, Tenant acknowledges and agrees that this Lease contains no restrictive covenants or exclusions in favor of Tenant. Landlord reserves the absolute right to lease other portions of the Complex to such other tenants as Landlord, in the exercise of its sole judgment, shall determine to be in the best interest of the Complex, including tenants who may compete with Tenant’s business. Tenant acknowledges that Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall occupy any premises within the Complex during the Lease Term.

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6.4	Intentionally Deleted.

6.5	Uses Prohibited.

A. No other Use. Tenant shall not use or permit the Premises to be used for any other purpose or purposes other than that specified in Article 1.

B. General Prohibitions. Tenant shall not install any exterior lighting, fixtures, shades, or awnings, or make any exterior decoration or painting, or install any radio or television antennae, loudspeakers, sound amplifiers or similar devices on the roof or exterior walls of the Premises, without Landlord’s prior written consent. Use of the roof of the Premises is reserved for Landlord. Tenant shall not do anything on the Premises that will cause damage to the building in which the Premises are located; the Premises shall not be overloaded; and no machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises or the premises of an adjacent tenant. In addition, the Premises shall have a neat and attractive appearance at all times from all points outside of the Premises. Tenant shall not place any harmful liquids in the drainage system of the Premises or of the Complex.

C. Compliance with Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way violate any Law. In addition, Tenant shall, at its sole cost and expense, (i) determine whether it is in compliance with the foregoing, (ii) obtain all necessary governmental approvals and permits, and (iii) promptly comply with all Laws and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted which shall impose a duty upon Landlord or Tenant relating to or affecting the condition, use, alteration or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises or not related to or afforded by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Law shall be conclusive of the fact as between Landlord and Tenant. Tenant shall make all alterations, additions or changes of any sort to the Premises that are required by any Law, including any alteration, addition or change required by Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction of any alteration, addition or change to the Premises or Tenant’s installation of any trade fixture.

D. Compliance with ADA Requirements. Without limiting the generality of the foregoing, Tenant shall in every respect comply with the requirements and provisions of the Americans with Disabilities Act of 1990 and any amendments thereto, regulations and ordinances in connection therewith (collectively, “ADA”), with specific attention (without limitation) to the following: barriers or potential barriers to access; the ability of all customers to participate in, benefit from, and have access to the goods, services, facilities, privileges, or advantages offered by Tenant; and the necessity for auxiliary aids or services in order to ensure equal access by all customers.

E. Compliance with Insurance Requirements. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance upon the building wherein the Premises are situated. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance company, public liability insurance, covering said building and its appurtenances. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting Tenant’s use and occupancy of the Premises, and the cleanliness, safety, occupation and use of the same, including the installation of additional facilities as required for the conduct and continuance of Tenant’s business on the Premises. No auction,

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fire or bankruptcy sales may be conducted in the Premises without Landlord’s prior written consent. Tenant shall not use or permit the use of any portion of said Premises as sleeping apartments, lodging rooms or for any unlawful purpose or purposes.

F. Nuisances. Tenant shall keep the Premises and every part thereof in a clean and wholesome condition, free of any objectionable noises, odors or nuisances. Tenant shall fully comply with all health and police regulations in all respects and at all times. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex, or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not use or store any Hazardous Material in or about the Premises except as described in Article 29. Tenant shall not perform any acts or carry on any practices which may injure the building of which the Premises form a part or be a nuisance or menace to other tenants in the Complex Tenant shall not burn any trash or garbage of any kind in or about the Premises or Complex. Tenant shall fully comply with all health and police regulations in all respects and at all times. Pets and other animals are not allowed in the Premises, except for service dogs.

ARTICLE 7. INSURANCE

7.1 Tenant’s Commercial General Liability Insurance. Tenant agrees, at the Tenant’s own expense, to maintain in full force and effect during the Lease term a policy or policies of commercial general liability insurance, including property damage and theft coverage, written by one or more responsible insurance companies licensed to do business in California acceptable to Landlord, its advisors and lenders, which will insure Tenant and Landlord (and such other persons, firms, or corporations as may be designated by Landlord) against liability for injury to persons or property damage and death of any person or persons occurring in or about the Premises. The bodily injury insurance shall have a policy limit not less than $3,000,000 per occurrence, and the property damage/liability insurance shall have a policy limit of not less than $500,000 per occurrence. If, in the considered opinion of Landlord’s lender or insurance advisor, the amount of such coverage is deemed inadequate at any time during the Lease Term, Tenant agrees to increase said coverage to such amounts as Landlord’s lender or advisor shall deem adequate. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Tenant shall also maintain and keep in force plate glass insurance coverage on all exterior plate glass in the Premises. Within the time frame specified in Section 4.2 hereof, Tenant shall provide Landlord with certificates of all such insurance policies, including an endorsement requiring the company writing such policy to give Landlord at least twenty (20) days notice in writing in advance of any cancellation or lapse of such policy or the effective date of any reduction in the amount of coverage under such policy. Said certificates of insurance shall be on such form as is acceptable to Landlord, its advisors, and its lender. All commercial liability, property damage, and other casualty insurance policies obtained by Tenant pursuant to this Section 7.1 shall be written as primary insurance, and not contributing with separate coverage which Landlord may carry. If Tenant fails to comply with this Section 7.1, Landlord shall have the right to obtain any such insurance and to pay the premiums therefor and in such event the entire amount of such premium shall be immediately due and payable by Tenant to Landlord. The Tenant’s policy shall name the Landlord, its managing agent, and any other parties required by Landlord, its advisors, or its lenders, as additional insureds. In the event Tenant sells alcoholic beverages from the Premises, Tenant shall maintain a customary policy of liquor liability insurance with limits no less than those required above with respect to Tenant’s commercial general liability insurance.

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7.2 Tenant’s Insurance on Tenant Improvements and Fixtures. Tenant agrees that it will at all times during the Lease term maintain in force on Tenant’s leasehold improvements, alterations, additions or improvements permitted under this Lease, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, property coverage insurance in an amount not less than the full replacement cost thereof, providing protection against any peril included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage, vandalism and malicious mischief. Tenant agrees that none of the items to be insured by Tenant hereunder shall be insured by Landlord, nor shall Landlord be required to reinstall, reconstruct or repair any of such items. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article18 hereof. The proceeds of the insurance required to be carried by Tenant under this Article 7.2 will, so long as this Lease is in effect, be used for the repair or replacement of the fixtures and equipment so insured. It is understood that the Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant.

7.3 Landlord’s Insurance. Landlord shall at all times during the term hereof maintain in effect a policy or policies of insurance (i) covering the Complex (other than certain particular single-tenant buildings insured by such tenant) providing protection against any peril included within the classification fire and extended coverage, together with insurance against sprinkler damage, vandalism, and malicious mischief; and (ii) for commercial general liability protecting against claims for injury to persons or property damage and death of any person or persons in or about the Complex in such amounts and with such coverages as Landlord or its lender may from time to time reasonably deem appropriate. At Landlord’s election, or if required by its lender from time to time, Landlord may maintain rental income insurance, earthquake insurance and/or flood damage insurance, and such other insurance covering such hazards and in such amounts and with such limits as Landlord or its lender or risk manager may deem appropriate. The premiums and deductibles for such insurance shall be included in Operating Expenses as described in Article 14.2.

ARTICLE 8. TAXES

8.1	Real Property Taxes.

All Real Property Taxes (defined below) shall be paid by Landlord and be reimbursed by Tenant to Landlord as provided in Section 3 of this Lease. However, if a supplemental assessment is levied in any calendar year subsequent to the Landlord’s estimate of the Operating Expenses and/or Taxes for that calendar year (as provided in Section 3 of this Lease), and payment is due for said supplemental assessment during this same calendar year, Landlord reserves the right to adjust its estimate of the Operating Expenses and/or Taxes for that calendar year in order to pay before delinquency said supplemental assessment. The Term “Real Property Taxes,” as used herein, shall mean and include: (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including without limitation, all installments of principal and interest required to pay any general or special assessments for public improvements, and any increases resulting from reassessments caused by any change in ownership of the Premises, the Building or the Complex, or otherwise) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy, or use of all or any portion of the Complex, the Building or the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements of Landlord located within the Complex, the Building or the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in, on or about the Complex, the Building or the Premises; and landscaping areas, walkways and parking areas; and (ii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.

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“Real Property Taxes” shall not include (i) any franchise, rental, income, inheritance or profit tax, capital levy or excise tax payable by Landlord (ii) any tax levy, assessment, charge or surcharge resulting from the contamination of real property by Hazardous Materials except unless caused by the acts or omissions by the Tenant, its agents or contractors and (iii) interest of penalties for the late payment or failure to pay any real property taxes.

If, at any time during the Term of this Lease, the taxation or assessment of the Complex, the Building or the Premises prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex, the Building or the Premises or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Complex, the Building or the Premises, on Landlord’s business of leasing the Complex, the Building or the Premises, or Landlord’s interest therein, or based on parking, employment, production or the like in, on or about the Complex, the Building or the Premises, or computed in any manner with respect to the operation of the Complex, the Building or the Premises, then any such tax or charge, however designated, shall be included within the meaning of the Term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based in part upon property or rents unrelated to the Complex, the Building or the Premises, then only that part of such Real Property Tax that is fairly allocable to the Complex, the Building or the Premises shall be included within the meaning of the Term “Real Property Taxes”.

If, at any time during the Term of this Lease, any assessments which would be deemed to be Real Property Taxes are levied against the Premises, the Building or the Complex, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond and to pay it in installments. In either case, however, Tenant shall only be obligated to pay to Landlord, with regard to any such assessment, each time payment of Real Property Taxes is made, a sum equal to that which would have been payable by Tenant as its pro rata percentage of the installments of principal and interest which would have become due during the Term of this Lease had Landlord allowed the assessment to go to bond.

8.2 Personal Property Taxes. In addition to all other amounts which Tenant is required to pay under this Lease, Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the term hereof upon all leasehold improvements, over and above the building shell whether installed by Landlord or Tenant, together with all taxes and assessments levied against fixtures, equipment and personal property installed or located on the Premises.

ARTICLE 9. CONSTRUCTION OF PREMISES

9.1 Landlord’s Work. Prior to the Commencement Date, in the event of any Landlord’s Work pursuant to Exhibit B attached hereto, Landlord shall complete, at its sole cost and expense, any tenant improvements which may be described as “Landlord’s Work” in Exhibit B attached hereto. Landlord shall have the right to make minor adjustments and changes to such work during construction, without affecting the validity of this Lease or the parties’ rights and obligations hereunder.

9.2. Substantial Completion. Landlord’s Work shall be deemed substantially complete when Landlord notifies Tenant in writing that the construction is substantially completed in accordance with Exhibit B, subject only to “punch list” items that do not materially diminish the usefulness of the Premises.

9.3. Acceptance of Premises. If Landlord is required to make any improvements to the Premises, such items shall be listed on Exhibit B as Landlord’s Work, and Tenant agrees to accept possession of the Premises upon substantial completion of Landlord’s Work. If Landlord is not required to make any

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improvements to the Premises, Tenant shall accept possession of the Premises on the Commencement Date specified in Article 1 in its “as is” condition, subject to delay as specified in Article 4.5 above. Landlord is not required to make any changes or improvements to the Premises except as specifically set forth in Exhibit B to this Lease. Tenant acknowledges that (i) Landlord makes no warranties or representations regarding the physical condition of the Premises or its compliance with building codes, rules, laws or ordinances; (ii) it has had the opportunity to inspect the Premises, including the roof and structural components of the building in which the Premises are located, and the electrical plumbing and HVAC systems serving the Premises, and to hire experts to conduct such inspections on its behalf; and (iii) Tenant is leasing the Premises based on its own inspection of the Premises and those of its agents, and is not relying on any representations or warranties of the Landlord regarding the physical condition of the Premises. Tenant’s taking of possession of the Premises shall be deemed to be an acceptance by Tenant of the condition of the Premises and an acceptance of any work of improvement done by Landlord as substantially complete and in accordance with the terms of this Lease and shall constitute conclusive evidence that the Premises were, as of that date, in good, clean and tenantable condition, except as to any “punch list” items for work required to be performed by Landlord under this Lease, which “punch list” items are specifically set forth in a written notice by Tenant delivered to Landlord within ten days after the Commencement Date. Landlord shall correct said items to Tenant’s reasonable satisfaction within 30 days after receipt of said notice (unless an item cannot reasonably be corrected within such period, in which event Landlord shall commence correction within the 30-day period and diligently pursue it to completion), and there shall be no reduction in or set-off against any Rent due hereunder by reason of said items. Tenant acknowledges that the Leasable Area of the Premises as specified in Article 1 is an estimate and that Landlord does not warrant the exact Leasable Area of the Premises. By taking possession of the Premises, Tenant accepts the Leasable Area of the Premises as that specified in Article 1.

9.4. Tenant’s Work. Tenant, at its sole cost and expense, shall install in the Premises all furniture, movable partitions, shelves, work stations, appliances, equipment, trade fixtures, security systems, and other personal property required for the operation of Tenant’s business and shall complete all other work which may be described as “Tenant’s Work” in Exhibit B. Tenant shall commence the construction of Tenant’s Work promptly upon substantial completion of Landlord’s Work, if any, and shall diligently prosecute such construction to completion. Tenant’s Work is considered an alteration, change or addition to the Premises which has been approved by Landlord and shall be performed in accordance with the provisions of Article 10 of this Lease and Exhibit B to this Lease. Tenant shall obtain, at its own expense, such licenses, permits, and other governmental approvals necessary to complete Tenant’s Work and operate Tenant’s business, including, but not limited to, the payment of any fees to the City in which the Premises is located required for Tenant’s use of the Premises as contemplated by this Lease. Upon request, Landlord may permit Tenant to commence Tenant’s Work prior to Landlord’s delivery of possession of the Premises, provided that (i) Tenant’s activities do not interfere with Landlord’s contractor or other tenants of the Complex, (ii) Landlord shall not be liable to Tenant for damage to or loss of Tenant’s fixtures, equipment or furnishings, Tenant accepting the full risk for such damage or loss, if any, and (iii) Tenant shall comply with all applicable provisions of this Lease.

ARTICLE 10. ALTERATIONS

10.1 Tenant Alterations. From time to time during the Lease Term Tenant may, at its own expense and after giving Landlord written notice of its intention to do so, make alterations, additions and changes in and to the non-structural, non-mechanical portions of the interior of the Premises (except those of a structural nature) as it may find necessary or convenient for its purposes, provided that the value of the Premises is not thereby diminished, and provided, however, that no alterations, additions or changes costing in excess of Five Thousand Dollars ($5,000.00) in the aggregate in any twelve (12) consecutive month period may be made without first obtaining Landlord’s prior written approval. In addition, no

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alterations, additions or changes shall be made to any structural portions of the Premises, mechanical, or to the exterior of the Premises, including without limitation, the walls or roof of the Premises, nor shall Tenant erect any mezzanine, unless and until the written consent and approval of Landlord shall have first been obtained, which approval may be given or withheld in Landlord’s sole and absolute discretion. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the Alterations in detail reasonably satisfactory to Landlord. As a condition to giving any such consent, Landlord may require, among other conditions, that (a) Tenant agree to remove any such alterations, additions, or changes at the expiration of the Lease Term and to restore the Premises to their prior condition if Landlord so elects at the end of the Lease Term, and/or (b) Tenant provide Landlord at Tenant’s sole cost and expense a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work. Tenant understands and agrees that Landlord shall be entitled to a supervision fee for any Alterations for which Landlord’s consent is required herein. Such supervision fee shall be in an amount equal to two percent 2% of the cost of any such work. In no event shall Tenant make or cause to be made any penetration through the roof of the Premises without the prior written approval of Landlord. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Article. Nothing in this Article 10.1 shall diminish or change Landlord’s right, as provided in Article 27.3 of this Lease, to designate at the end of the Lease Term those Alterations installed by Tenant which Landlord will require to be removed prior to Tenant’s surrender of the Premises to Landlord, as further described in Article 27.3 of this Lease.

10.2 Installation Requirements. All alterations, additions or changes to be made to the Premises (“Alterations”) shall be done in accordance with the following:

A. All Alterations shall be performed by a contractor acceptable to Landlord and licensed by the State of California.

B. All Alterations shall be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work.

C. All Alterations which require the approval of Landlord shall be made under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications approved in writing by Landlord before the commencement of work. Landlord’s approval of Tenant’s plans and specifications shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with Law.

D. Prior to commencement of installation of any Alterations, Tenant shall provide Landlord with (i) not less than twenty (20) days’ prior notice in order to allow Landlord to post notices of non-responsibility in or on the Premises or the Building as provided by Law; (ii) a copy of its permit to do the work from the applicable governmental agencies; and (iii) certificates of insurance from the Tenant’s contractor, evidencing that such contractor maintains in force a policy of commercial general liability insurance in an amount of not less than $2,000,000 per occurrence of bodily injury and property damage combined, indicating Landlord and Landlord’s property managers as additional insureds, and maintains worker’s compensation insurance in such amount as is required by Law, and other insurance that may be reasonably required by Landlord.

E. Upon completion of installation of the Alterations (and prior to occupancy of the Premises for the conduct of Tenant’s business), Tenant shall file a Notice of Completion as permitted by law in the office of the County Recorder in the County where the Complex is located and shall provide to Landlord (i) a copy of the filed Notice of Completion; (ii) the final permit sign-off; and (iii) as-built plans and specifications for the Alterations.

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F. All Alterations shall be performed and installed strictly in accordance with all permit requirements and all Laws, including the ADA. Without limiting the generality of the foregoing, Tenant agrees that Tenant shall make any alterations, additions or changes required by Law because of (i) Tenant’s application for any permit or governmental approval; or (ii) Tenant’s construction of any Alteration or installation of any trade fixture. If any governmental entity requires, as a condition to any proposed Alterations to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents thereto, then Tenant shall, at Tenant’s sole cost and expense, make such required improvements to the Common Areas, in such manner, utilizing such materials, and with such contractors as Landlord may require in its sole discretion. Furthermore, if Tenant begins an Alteration, then Tenant shall ensure that any parts of the Premises that are altered are made accessible to and usable by disabled persons to the maximum extent feasible, as required by the ADA.

G. In performing the work of any Alterations, Tenant shall ensure that the access to the premises of any other tenant in the Complex will not be obstructed.

10.3 Removal. Upon termination of Tenant’s leasehold estate, such alterations, additions or changes shall be considered as improvements and shall not be removed by Tenant but shall become a part of the Premises, unless required by Landlord to be removed pursuant to Section 27.3.

ARTICLE 11. REPAIRS AND MAINTENANCE

11.1 Repairs and Maintenance by Landlord. Subject to reimbursement as set forth in this Lease, Landlord shall keep in good order, condition and repair the exterior foundations, exterior walls (except the interior faces thereof within the Premises), downspouts, gutters, paving, structural elements, landscaping, windows, window frames, doors, hardware, electrical, plumbing, elevators, lighting, heating and air conditioning systems. Such expenses shall be included in Operating Expenses for purposes of Article 14.2. If, however, any repairs or maintenance are required because of an act or omission of Tenant, or its agents, employees or invitees, then Tenant shall pay to Landlord upon demand one hundred percent (100%) of the cost of such repair or maintenance and Landlord may add the cost of such repairs to the next installment of rent which shall thereafter become due. Notwithstanding anything in this Lease to the contrary, after the initial construction of the improvements to the Premises by Landlord prior to the Commencement Date, if any, Landlord shall have no obligation to alter, remodel, improve, decorate or paint the Premises or any part thereof. Landlord shall have no obligation to commence any such repairs or replacements until after the expiration of thirty (30) days following written notice from Tenant to Landlord of the need thereof.

11.2 Repairs & Maintenance By Tenant. Except as expressly provided in Article 11.1 above, Tenant shall, at its sole cost, keep and maintain the interior of the Premises in good and sanitary order, condition and repair.

11.3 Plumbing. The plumbing facilities shall not be used for any other purpose than that of which they are constructed, and no foreign substances of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision by Tenant or Tenant’s employees, agents, invitees or customers shall be borne by Tenant.

11.4 Defacement Of Surfaces. Tenant, its employees or agents, shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone or iron work.

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11.5 Alterations & Repairs Required By Laws, Etc. Tenant shall at its own cost and expense promptly and properly observe and comply with (but not to the extent of making structural repairs, improvements and alterations not arising out of the use and occupation of the Premises by Tenant) all present and future orders, regulations, directions, rules, laws, ordinance and requirement of all governmental authorities (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials), and the Board of Fire Underwriters, and any other board or organization exercising similar functions, arising from the use or occupancy of, or applicable to the Premises, or the vaults, franchises, or privileges appurtenant thereto, or connected with the enjoyment thereof, except such as arise from the use and occupancy of a part of the building other than the Premises. Tenant shall have the right to contest or review, by legal procedure or in such other manner as Tenant may deem suitable, at its own expense, any such order, direction, rule, requirement, law, ordinance or regulations, and if able, may have the same canceled, removed, revoked or modified, provided that Landlord is not subjected to a criminal prosecution as a result thereof and that Landlord’s title to the Premises is not subjected to forfeiture as a result thereof and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any civil liability as a result thereof. Such proceedings shall be conducted promptly, and shall include, if Tenant so decides, appropriate appeals. Whenever any such requirements become absolute after a contest, Tenant shall promptly comply with the same or so much thereof as shall have become absolute.

11.6 Liens. Tenant agrees to pay, when due, all sums of money that may become due for, or purporting to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished or to be furnished to or for Tenant in, upon or about the Premises and which may be secured by any mechanic’s, materialmen’s or other lien against the Premises and/or Landlord’s interest therein, and will cause each such lien to be fully discharged and released at the time the performance of any obligation secured by any such lien matures and/or becomes due. Landlord shall have the right to post and maintain on the Premises such notices of non-responsibility as are provided for under the mechanics’ lien law of California. In the event any lien is filed against the Premises or the Complex arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant, Tenant shall, within three (3) days after Landlord’s written demand, bond such lien and cause the Premises and Complex to be released therefrom.

ARTICLE 12. SERVICES AND UTILITIES

All operation and management of the Complex, including, but not limited to, the furnishing of water, gas, light, heat, power, electricity, telephone, trash pick-up, property management services, landscaping, janitorial services, sewer charges, pest control, security charges, and all other services supplied to or consumed on the Premises or the Complex, shall be controlled by Landlord and shall be included in Operating Expenses described in Article 14.2, except to the extent such charges are directly billed to Tenant. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utility or other services to the Premises during the Lease Term. Utilities and services shall be provided in accordance with the Standards for Utilities and Services set forth in Exhibit C attached hereto and incorporated herein. The parties agree to the terms and provisions set forth in the Standards and to any modifications or additions thereto.

ARTICLE 13. SIGNS & OTHER ADVERTISING MEDIA

No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises, or any exterior windows of the Premises, or any interior windows visible from common areas of the Complex, without the prior written consent of Landlord (which consent may be granted in Landlord’s absolute discretion) and Landlord shall have the right to remove the same without notice to and at the expense of Tenant. Tenant shall be permitted to install its

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name on the main building directory and its suite. At Landlord’s option, upon expiration or other sooner termination of this Lease, Tenant shall, at Tenant’s sole cost, remove all Tenant signage, repair all damage caused thereby and restore the appearance of the Premises and the Building to its condition prior to the placement of said signs. All approved signs (or lettering on outside doors or glass doors facing the atrium) shall be done at the expense of Tenant by a person selected by Landlord, except that Landlord shall install, at Landlord’s expense, the Tenant’s name on the building directory in the main lobby of the Complex.

ARTICLE 14. CONSTRUCTION & MAINTENANCE OF COMMON AREAS

14.1 Maintenance by Landlord. Landlord shall maintain during the term of this Lease, all Common Areas and all Parking Areas within the Complex, except that Landlord may at any time delegate such maintenance to any other party upon such terms and conditions as Landlord deems appropriate. The manner in which such areas and facilities shall be maintained, and the expenditures therefore, shall be at the sole discretion of Landlord and shall be subject to reimbursement by Tenant in accordance with this Lease, and the use of such areas and facilities shall be subject to such rules and regulations as Landlord shall make from time to time.

14.2 Operating Expenses. For purposes of this Lease, “Operating Expenses” shall mean all direct costs of operating, maintaining and managing the Building, Complex and the Premises (including Parking Areas) including, but not limited to, all reasonable charges paid or expenses incurred by Landlord for: repairs; maintenance; utilities; water; capital improvements required to meet the mandates of government regulations; exterior cleaning and janitorial services; security services; modifications or additional capital improvements or replacement of existing building systems and equipment to reduce the Operating Expenses; replacement of capital improvements or Building sewer equipment existing as of the Commencement Date when required because of normal wear and tear; maintenance and replacement of landscaping, glazing, plumbing systems, electrical systems, heating and air conditioning systems, automatic fire extinguishing systems, roofs, down spouts, Building interiors, ceilings, and Building exterior and common area doors; rubbish removal; property and liability insurance (including deductibles); licenses, permits and inspections; costs of supplies, tools and equipment used in the repair or maintenance of the Building, Complex and Premises; property management fees; administrative fees; legal and accounting expenses; amortization (together at the Interest Rate per annum on the unamortized balance) on machinery and equipment used to maintain the Complex, the Building, the Parking Areas or the Premises; amortization (together at the Interest Rate per annum on the unamortized balance) on other personal property used by Landlord in the Building; and the reasonable cost of reasonably contesting the validity or applicability of any government enactments that may affect Operating Expenses.

Except as set forth herein, Operating Expenses shall exclude leasing commissions, tenant improvement costs, the costs billed to and paid by a specific tenant, interest on encumbrances and depreciation (except as indicated above). If a specific item is not specifically excluded, it shall be deemed to be included in Operating Expenses.

In the event that the Complex is expanded or reduced, appropriate adjustment shall be made in Operating Expenses to include the expanded area or to remove the eliminated area, as appropriate. Tenant’s share of such costs and expenses shall be computed on a cash basis under generally accepted accounting principles.

14.3 Tenant Parking. Tenant, its officers, agents and employees shall park their cars in Parking Areas that shall be designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of its trucks or vans or the vehicles of others in the truck passageway or adjacent to any loading dock so as to interfere in any way with the use thereof, nor shall Tenant at any time park or permit the parking of its trucks or vans or the trucks or vans of its suppliers in the parking lot.

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Any parking charges, surcharges or any other cost hereafter levied or assessed by local, state or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, any parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency, shall be included in Operating Expenses as defined in Article 14.2 above. Should Landlord require that Tenant issue parking permits to its individual employees or develop any form of traffic parking management plan, Tenant agrees to fully and promptly cooperate with Landlord and Tenant’s failure to do so shall constitute a material breach of this Lease.

Tenant, its agents, officers, employees and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the Building leased to such Tenant) to make reasonable use of any driveways, sidewalks and available Parking Areas located in the Complex. Tenant’s reasonable use of the Parking Area shall not exceed that percent of the total Parking Area which is equal to Tenant’s proportionate share of Operating Expenses and Real Property Taxes set forth in Article 1. Notwithstanding anything in this Lease to the contrary, Landlord reserves the right, at any time during the Lease Term, to convert the Parking Area to a pay-for-parking lot with charges for parking determined by Landlord in its sole discretion.

14.5 Rules And Regulations For Common Areas. Landlord reserves the right to promulgate such rules and regulations relating to the use of the Premises, the Parking Areas and the Common Areas, and any part or parts thereof as Landlord may deem appropriate and for the best interests of the Tenants. Attached hereto as Exhibit F and incorporated herein by reference are said current rules and regulations, and Tenant agrees to abide by such rules and regulations and to cooperate in the observance thereof. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Said rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all such amendments shall be effective upon delivery of a copy thereof to Tenant.

14.6 Changes. Landlord shall have the right to designate from time to time and to change from time to time the portions of the Complex that shall be used for parking purposes and/or Common Areas. Landlord’s right to change the Parking Areas and the Common Areas from time to time shall include Landlord’s right to construct improvements (including, but not limited to, buildings) in the Parking Areas and/or Common Areas in Landlord’s sole and absolute discretion. All Parking Areas and Common Areas which Tenant may be permitted to use are to be used under a revocable license, and if any such license is revoked, or if the amount of such area is diminished (due to the construction of improvements in the Parking Areas and/or Common Areas, or otherwise), Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction. Furthermore, Tenant shall not be entitled to a diminution or abatement of rent due to construction noise or mess resulting from Landlord’s construction activities in the Parking Areas and/or Common Areas. Tenant shall not operate, maintain or allow to be placed in the Common Areas any newspaper racks, vending machines, or other merchandise without Landlord’s prior written consent.

14.7 Common Area Management. If Landlord at any time determines, in Landlord’s sole judgment, that the best interests of the Complex will be served by having all or any other portion or portions of the Complex managed, operated, and maintained by a person, firm, or corporation other than Landlord, Landlord may select any such person, firm, or corporation to manage, operate, and maintain all or any portion of the Common Areas, and Landlord may negotiate and enter into an agreement therefore with such person, firm, or corporation on such terms and conditions and for such time as Landlord shall, in Landlord’s sole judgment, deem reasonable. The costs and fees thereof shall be included within the Operating Expenses.

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ARTICLE 15. ASSIGNMENT AND SUBLETTING

15.1 Landlord’s Consent Required. Tenant may not, voluntarily or by operation of law, assign its interest in this Lease, sublet the Premises, or enter into license or concession agreements or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, (each referred to herein as a “Transfer”), without the prior written consent of Landlord. Tenant may request consent from Landlord to sublease the Premises, such consent not to be unreasonably withheld. Any attempt to do so without the Landlord’s prior written consent shall be considered an uncurable breach of this Lease by Tenant and in such case Landlord shall have the right to either (i) terminate this Lease; or (ii) upon thirty (30) days written notice to Tenant, which notice shall be a “Landlord’s Notice” as defined in Article 32 and shall contain Landlord’s determination of fair market rental value, increase the Monthly Base Rent for the entire Premises to fair market rental value (as determined in accordance with Article 32 of this Lease), or one hundred fifty percent (150%) of the Monthly Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Tenant, Tenant shall pay the amount determined by Landlord as set forth in Landlord’s Notice, with any overpayment credited against the next installment(s) of Monthly Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof.

Prior to any Transfer, Tenant shall notify Landlord in writing of the name and address of the proposed transferee, and deliver to Landlord financial statements of the proposed transferee, a true and complete copy of the proposed transfer agreement, and shall promptly provide to Landlord any other information reasonably requested by Landlord to enable Landlord to evaluate the proposed Transfer. Landlord shall, within twenty (20) days of receipt of complete information as required above, elect to do one of the following:

A. consent to such proposed Transfer;

B. refuse such consent by providing reasonable basis for such refusal; or

C. terminate this Lease with respect to the portion of the Premises which Tenant desires to Transfer, in which case rental paid by Tenant to Landlord hereunder shall be reduced in the proportion that the leasable square feet of the Premises that Tenant desires to so Transfer bears to the total leasable square feet of the Premises; and thereafter neither party shall have any further obligation or liability to the other with regard to said portion of the Premises except for matters which arose prior to termination and except for the obligations that exist upon termination.

15.2 Form of Instrument. Each Transfer to which Landlord has consented shall be by an instrument in writing in form satisfactory to Landlord, and in the case of an assignment or sublease shall be executed by the assignor or sublessor and by the assignee or subtenant in each instance, as the case may be; and each assignee or subtenant shall agree in writing for the benefit of the Landlord herein to assume, to be bound by, and to perform the terms, covenants, and conditions of this Lease to be done, kept, and performed by the Tenant. One executed copy of such written instrument shall be delivered to the Landlord. Tenant agrees to reimburse Landlord for Landlord’s reasonable attorney’s fees incurred in connection with the processing and documentation of any such requested assignment or subletting of this Lease or Tenant’s interest in and to the Premises. No such assignment or subletting shall release Tenant from its obligations to Landlord hereunder unless Landlord agrees in writing to such release. Notwithstanding the provisions of Article 21 hereof, even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession of the Premises under Article 21, and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder, in addition to the remedies set forth in Article 21 hereof. The following acts by Landlord shall not constitute a termination of Tenant’s right to possession: (1) acts of maintenance or preservation or efforts to re-let the property; or (2) the appointment of a receiver upon initiative of Landlord to protect the Landlord’s interest under this Lease.

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15.3 No Release of Tenant. No consent by Landlord to any Transfer by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent or Transfer. If Tenant shall purport to assign this Lease, or sublet all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises without Landlord’s prior written consent, Landlord may collect rent from the person or persons then or thereafter occupying the Premises, and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of this Article 15, or the acceptance as Tenant of any such purported assignee, subtenant or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

15.4 Surplus Rent. To the extent that the aggregate amount of all payments to be made by the proposed assignee, transferee or sublessee to Tenant exceeds the sum of the aggregate amount of the Monthly Base Rent payable by Tenant to Landlord during the term of such sublease, transfer or assignment, or the remaining term of the Lease, whichever expires earlier, such excess amount shall be amortized ratably over the term of such sublease, transfer or assignment or the remaining term of the Lease, whichever expires earlier, and one hundred percent (100%) of such amortized portion of such excess amount shall be paid by Tenant to Landlord on the first day of each month during the applicable term.

15.5 Transfer of Ownership. If Tenant is a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate in excess of 25 percent shall be deemed a Transfer within the meaning and provisions of this Article 15.

ARTICLE 16. ACCESS TO PREMISES

16.1 Entry by Landlord. Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours (and in emergencies at all times) (i) to inspect the same, (ii) to make repairs, additions or alterations to the Premises, the building of which the Premises form a part, or any property owned or controlled by Landlord (and for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby), and (iii) for any lawful purpose. Furthermore, Landlord and its potential and existing lenders, insurers, brokers, purchasers and tenants shall have the right to enter upon the Premises during Tenant’s business hours. If Landlord deems any repairs required to be made by Tenant necessary, it may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if Landlord makes or causes such repairs to be made Tenant agrees that it will forthwith, on demand, pay to Landlord the cost thereof with interest at twelve percent (12%) per annum. If an excavation shall be made or shall be authorized to be made upon the land adjacent to the Premises or the building in which the Premises are located, Tenant shall permit all necessary persons to enter the Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the walls of the building in which the Premises are located from injury or damage, and Tenant shall not have any claim against Landlord for damages, indemnification or diminution or abatement of rent. During the last six (6) months of the Lease Term, Landlord may post “For Lease” signs upon the Premises.

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ARTICLE 17. EMINENT DOMAIN

17.1 Taking. If title to all of the Premises or so much thereof be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, so that a reasonable amount of reconstruction of the Premises will not result in the Premises being a practical improvement and reasonably suitable for Tenant’s continued occupancy for the uses and purposes for which the Premises are leased, this Lease shall terminate as of the date that possession of said Premises, or part thereof, be taken.

17.2 Partial Taking. If any of the Premises shall be so taken and the remaining part thereof (after reconstruction of the then existing building in which the Premises are located) is reasonably suitable for Tenant’s continued occupancy for the purposes and uses for which the Premises are leased, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of said Premises be so taken and the fixed rent shall be reduced in the same proportion that the leasable area of the portion of the Premises so taken (less any additions thereto by reason of any reconstruction) bears to the original Leasable Area of the Premises. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the building in which the Premises are located so as to constitute the portion of the building not taken a complete architectural unit and the remaining Premises a complete merchandising unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building. A just and proportionate part of the Monthly Base Rent shall be abated during such restoration if there is a substantial interference with Tenant’s business.

17.3 Disposition Of Proceeds. All compensation awarded or paid upon such a total or partial taking of the fee of the Premises shall belong to and be the property of Landlord, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or the fee; provided, however, that Landlord shall not be entitled to or responsible for any award made to Tenant for loss of business, depreciation to, and cost of removal of stock and fixtures.

17.4 Further Assurances Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Lease.

ARTICLE 18. DAMAGE OR DESTRUCTION

18.1 Rebuilding Obligation. In case the Premises shall be partially or totally destroyed by fire or other casualty covered by Landlord’s fire and extended coverage insurance, Landlord shall, within a period of one hundred fifty (150) days thereafter, commence repair, reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, unless Landlord shall elect not to rebuild as hereinafter provided.

18.2 Landlord’s Option To Terminate. If more than fifty percent (50%) of the leasable area of the Complex or more than fifty percent (50%) of the building in which the Premises are located shall be destroyed or so damaged by fire, or other casualty insurable under Landlord’s fire and extended coverage, or if the building in which the Premises are located is destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, or in the event the Premises shall be partially or totally destroyed by a cause or casualty other than covered by Landlord’s fire and extended coverage risk insurance, then, in any such event, Landlord may, if it so elects, rebuild or put said building in good condition and fit for occupancy within a reasonable time after such destruction or damage, or may give notice in writing terminating this Lease as of a date not later than one hundred fifty (150) days after any such damage or destruction. If Landlord elects to repair or rebuild said building, it shall, within one hundred fifty (150) days after such injury, give Tenant notice of its intention to repair and then proceed with reasonable speed to make such repairs. Unless Landlord elects to terminate this Lease, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary.

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18.3 Portions To Be Rebuilt By Landlord And Tenant. Landlord’s obligation (should it elect or be obligated to repair or rebuild) shall be limited to the basic building, and Landlord shall not be required to repair, reconstruct or restore any damage by fire or other cause to any portion of the Premises constructed by or at the direct or indirect expense of Tenant. Tenant shall forthwith replace or fully repair all of Tenants Work , exterior signs, trade fixtures, equipment, display cases and other installations installed by Tenant at its expense. All insurance proceeds payable under Landlord’s fire and extended coverage risk insurance shall be payable solely to Landlord and Tenant shall have no interest therein.

18.4 Rent Abatement. In the event of repair, reconstruction and restoration as herein provided, the Monthly Base Rent shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired, commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonable practicable from the standpoint of prudent business management; the obligation of Tenant hereunder to pay Percentage Rent and additional sums shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, or the building of which the Premises may be a part, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

18.5 Mutual Release/No Statutory Termination. Upon any termination of this Lease under any of the provisions of this Article, each party shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and are then unpaid and for rights of indemnification for acts or omissions occurring prior to such termination and surrender. Tenant hereby waives any statutory rights of repair or rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Article, and further waives any rights it may have to construe any damage to the Premises as a constructive eviction.

ARTICLE 19. HOLD HARMLESS

19.1 No Liability. Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or the Complex, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors or invitees, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, falling plaster, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Complex, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Complex, or of the equipment, fixtures, or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Landlord shall not be liable for any damage arising from any acts or neglect of co-tenants or other occupants of the Complex or of adjacent property, or the public, nor shall Landlord be liable in damages or otherwise for any failure to furnish, or interruption of service of any water, steam and/or chilled water, caused by fire, accident, riot, strike, labor disputes, acts of God, or the making of any repair or improvements or other causes beyond the control of Landlord. Landlord shall have no liability or responsibility for damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles.

19.2 Indemnity. Tenant agrees to indemnify, defend, reimburse, exonerate, pay and hold Landlord harmless from and against any and all claims, liability, loss, costs or damages arising from: (i) any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, employees, customers or

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invitees: (ii) any accident, injury or damage whatsoever caused to any person or property occurring in, on or about the Premises or elsewhere in the Complex; or (iii) any breach by Tenant of its representations, covenants, warranties or obligations under this Lease, including but not limited to, Tenant’s agreements and obligations provided in Section 6.1 of this Lease. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense with counsel reasonably satisfactory to Landlord. This obligation to indemnify shall include all costs, expenses and liabilities incurred in or in connection with any such claims or proceeding brought thereon. This indemnity shall survive the expiration or earlier termination of this Lease.

19.3 Prevention, Delay, Stoppage. Any prevention, delay or stoppage due to strike, lockouts, sabotage, labor disputes, acts of God, power failures, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, war or warlike operations, civil commotion, fire of other casualty, shall excuse performance by such party for a period equal to any such delay, prevention or stoppage, except the obligations imposed by Article 5 hereof.

ARTICLE 20. NOTICES

All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by one party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by certified mail, return receipt requested, postage prepaid or by nationally recognized overnight courier service such as Federal Express, addressed to the addresses of the parties specified in Article 1 hereof. Notice sent by certified mail shall be effective on the third day after mailing. Notice sent by nationally recognized overnight courier service shall be effective the next business day after being sent. Either party may change its address for purposes of this Article 20 by written notice to the other.

ARTICLE 21. REMEDIES

21.1 Tenant Default. Tenant shall be in default of its obligations under this Lease if any of the following events shall have occurred (an “Event of Tenant’s Default”):

A. Tenant fails to make any payment of any sum due under this Lease when due;

B. The failure to open and/or operate its business in the Premises from and after the Commencement Date as required by Section 6.4 of this Lease;

C. Tenant breaches any other term of this Lease for fifteen (15) days after notice from Landlord;

D. Tenant’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease), including, without limitation, the filing of a petition by or against Tenant under any insolvency or bankruptcy laws, or if Tenant makes a general or any assignment for the benefit of its creditors; or

E. Tenant shall have failed to execute and/or deliver documents required of its pursuant to this Lease within the time periods specified therein.

21.2 Landlord’s Remedies. If any Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or in equity or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the Rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform

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Dance Biopharm, Inc.

Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the maximum legal rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the building in which the Premises are located, or a threat to insurance coverage, then if Tenant does not cure such breach within three days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the maximum legal rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

B. Landlord may enter the Premises and relet them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including brokers’ commissions and expenses of altering and preparing the Premises for the reletting. Tenant shall pay to Landlord the Rent on the date the Rent is due, less the rent and other sums Landlord received from any reletting. No act by Landlord allowed by this Article 21.2B shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any reletting without termination, Landlord may later elect to terminate this Lease because of the Event of Tenant’s Default.

C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Article 21.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or Rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Article 21.2C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the date of this Lease specified on page 1 hereof. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the maximum legal rate shall be used where permitted; and (ii) the term “rent” includes all Rent. Such damages shall include:

(i) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at the maximum legal rate;

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided including interest at the maximum legal rate;

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Dance Biopharm, Inc.

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and

(iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, by not limited to, (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; and (v) expenses in retaking possession of the Premises and in reletting the Premises or otherwise incurred as a result of Tenant’s default.

For the purpose of this Section, it shall be deemed that the Percentage Rent for any period after any such default and entry by Landlord would have been at a monthly rate thereafter equal to the rate of Percentage Rent which Tenant was obligated to pay Landlord during the next preceding year, except that if such event shall occur during the first year, then at the rate for the then elapsed portion of the Lease Term.

21.3 Attorney’s Fees And Costs. In the event of the bringing of any action by either party hereto as against the other hereon or hereunder, or by reason of the breach of any covenant or condition on the part of the other party, the party in whose favor final judgment shall be entered shall be entitled to have and recover of and from the other actual court costs incurred and reasonable attorney’s fees to be fixed by the court wherein such judgment shall be entered.

21.4 Appointment of Receiver. Should a receiver be appointed in any action by Landlord against Tenant, the receiver may take possession of any personal property belonging to Tenant and used in the business being conducted on the Premises, and Tenant agrees that the entry or possession by such a receiver shall not constitute an eviction of Tenant from the Premises or any portion thereof. Tenant agrees to indemnify and hold Landlord harmless from any liability arising out of the entry by such receiver and the taking of possession of the Premises and/or said personal property. Neither the application for the appointment of such receiver, nor the appointment itself, shall constitute an election on Landlord’s part to terminate this Lease, unless a written notice of such election is given by Landlord to Tenant.

21.5 Landlord May Cure Defaults. In the event of any breach hereunder by Tenant, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach is compelled to pay, or elects to pay, any sum of money or to do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney’s fees, in instituting, prosecuting or defending any actions or proceedings to enforce Landlord’s rights hereunder or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses.

21.6 Notice of Default. Any notice given by Landlord in order to satisfy the requirements of Article 21.1 above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

21.7 Interest. Any sum due and payable to Landlord under the terms of this Lease which is not paid when due shall bear interest at the maximum legal rate from the date when the same becomes due and payable by the provisions hereof until paid, notwithstanding specific reference thereto elsewhere in this Lease.

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Dance Biopharm, Inc.

21.8 Late Charges. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby acknowledges that late payment by Tenant to Landlord of Monthly Base Rent, Percentage Rent, Tenant’s pro-rata share of the costs and expenses of maintaining and operating the Common Areas, Taxes or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Complex. Accordingly, if any installment of Monthly Base Rent, Percentage Rent, Tenant’s pro-rata share of the costs and expenses of maintaining and operating the Common Areas, Taxes or other sum due from Tenant shall not be received by Landlord or Landlord’s designee in good funds within three (3) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount as additional Rent. If Tenant pays by check not honored by the bank (i.e. if Tenant’s check “bounces”), the Tenant will not have paid in good funds for purposes of this Lease. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted Landlord under the Lease. In addition to a late charge, Tenant shall pay to Landlord any attorney fees and expenses incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder.

21.9 Payment by Immediately Available Funds. Landlord shall have the right, but not the obligation, to require Tenant to pay by either cash or cashier’s check all sums specified as being due and unpaid in any Three Day Notice served upon Tenant. Furthermore, if Tenant fails to pay Rent in good funds when due on two (2) separate occasions during any twelve-month period of the Lease, Landlord shall have the right, but not the obligation, to require, by giving written notice to Tenant, either or both of the following, in addition to any other rights and remedies accruing pursuant to any other term, provision or covenant of this Lease or at law or in equity and in addition to the late charges stated herein: (i) that Rent be paid quarterly in advance instead of monthly; and (ii) that all future Rent payments are to be made on or before the due date by cash or cashier’s check. In the event Landlord requires Tenant’s payment by cash or cashier’s check as provided in this Section 21.9, then delivery of Tenant’s personal or corporate check thereafter will no longer constitute a payment of Rent as provided in this Lease.

21.10 Landlord’s Default. Notwithstanding anything in this Lease to the contrary, Landlord shall not be in default of its obligations under this Lease unless and until Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed for a period of 30 days after written notice from Tenant specifying the nature of the failure (or if more than 30 days shall be required because of the nature of the failure, if Landlord shall fail to initiate the cure of such failure within such 30 days and proceed diligently to complete such cure). In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to damages and/or an injunction.

ARTICLE 22. BANKRUPTCY

Tenant agrees that in the event all or substantially all of the Tenant’s assets be placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of thirty (30) days, or should the Tenant make an assignment for the benefit of creditors or be finally adjudicated a bankrupt, or should the Tenant institute any proceedings under the Bankruptcy Act as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein the Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to

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effect a plan of arrangement, liquidation, composition or reorganization, or should any involuntary proceeding be filed against the Tenant under any such bankruptcy laws and such proceeding not to be dismissed or terminated within ninety (90) days thereafter, then this Lease or any interest in and to the Premises shall not become an asset in any of such proceedings and, in any such events and in addition to any and all rights or remedies of the Landlord hereunder or by law provided, it shall be lawful for the Landlord to declare the term hereof ended and to re-enter the Premises and take possession thereof and remove all persons therefrom, and the Tenant shall have no further claim thereon or hereunder. The provisions of this Article 22 shall also apply to any Guarantor of this Lease.

ARTICLE 23. WAIVERS

One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant. The subsequent acceptance of rent hereunder by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver shall be effective unless it is in writing and signed by Landlord.

Tenant hereby waives the right to make repairs at Landlord’s expense under the provisions of Sections 1941 and 1942 of the Civil Code of California. In respect to any partial destruction which Landlord is obligated to repair or may repair under any of the provisions of this Lease, the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4, of the Civil Code of California, are hereby waived by Tenant. In addition, both Landlord and Tenant waive the right to trial by jury, and any dispute between them or concerning the provisions of this Lease in which they are joined as the parties shall be submitted to a judge sitting without a jury.

ARTICLE 24. NO ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed and accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 25. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

25.1 Subordination. Tenant agrees that this Lease shall be subordinate to any mortgages or trust deeds that are now or may hereafter be placed upon said Premises and to any and all advances made or to be made thereunder, and to the interest thereon and all renewals, replacements and extensions thereof, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or beneficiary elects to have this Lease superior to its mortgage or deed of trust by notice to Tenant, then this Lease shall be deemed superior to the lien of any such mortgage or trust deed, whether this Lease is dated or recorded before or after said mortgage or trust deed.

Tenant hereby agrees to execute and deliver to Landlord and/or Landlord’s mortgagee or beneficiary named in said mortgage or deed of trust, within ten (10) days after Landlord’s request, a subordination and attornment agreement in such form as is requested by any existing or future mortgagee or beneficiary of Landlord, and any other evidence of attornment as Landlord’s lender may from time to time request.

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25.2 Attornment By Tenant. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any such mortgage or deed of trust, Tenant shall (at the election of the purchaser) automatically attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease. Landlord’s mortgageee or beneficiary named in the mortgage or deed of trust may, at its sole option, accept or reject such attornment to the full extent permitted by law.

25.3 Estoppel Certificates. Tenant agrees at any time and from time to time within ten (10) days from written request by the Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the fixed rent and other charges have been paid in advance, if any, and confirming Tenant’s acceptance of the Premises, the Commencement Date, the Termination Date and the rent provided under the Lease, and any other item requested by Landlord, it being intended that any such statement delivered pursuant to this Section 25.3 may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Premises or the Complex. Furthermore, Tenant hereby agrees to execute and deliver to Landlord and/or Landlord’s mortgagee or beneficiary named in said mortgage or trust deed, within ten (10) days after being requested, an estoppel certificate in such form as is requested by Landlord or said mortgagee or beneficiary named in said mortgage or trust deed. Tenant’s failure to deliver such statement within such time shall be an Event of Tenant’s Default under this Lease.

ARTICLE 26. SECURITY DEPOSITS

In the event that said Security Deposit or any portion thereof, is appropriated and applied by Landlord for the payment of overdue rent, or otherwise used or applied by Landlord as provided in this Lease, Tenant shall, within five (5) days of receipt of a written demand thereof by Landlord, remit to Landlord a sufficient amount in cash to restore said Security Deposit to the original sum specified in Article 1 hereof.

Upon execution of this Lease, Tenant shall deposit with Landlord the sum specified in Article 1 hereof as a “Security Deposit.” The Security Deposit shall be held by Landlord as security for the Tenant’s full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Tenant defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including but not limited to the payment of rent, Landlord may use, apply or retain the whole or any part of such security for the payment of any rent in default, for the payment of future rent loss or damages, including any damages under California Civil Code Section 1951.2 and 1951.4, or for any other sum which Landlord may spend or be required to spend by reason of Tenant’s default. The Security Deposit may be held by Landlord until such damages are finally determined and Landlord shall have a right of set off against the Security Deposit. Should Tenant faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Tenant or, at the option of the Landlord, to the last assignee of Tenant’s interest in this Lease after the expiration of the term hereof. Tenant shall not be entitled to any interest on said Security Deposit. Tenant hereby waives its rights under the provisions of California Civil Code Section 1950.7.

ARTICLE 27. ABANDONMENT; HOLDING OVER AND SURRENDER

27.1 Abandonment. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease. If Tenant should violate this prohibition, or be dispossessed of the Premises involuntarily, by operation of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at Landlord’s option, or Landlord may store such property in Tenant’s name and at Tenant’s expense, without notice to Tenant.

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27.2 Holding Over. If Tenant remains in possession of the Premises, or any part thereof, after the expiration of the Term hereof without the express written consent of Landlord, Tenant shall be liable to Landlord for any and all damages caused by Tenant’s failure to vacate the Premises, including without limitation, damages incurred in connection with any agreement by Landlord to lease or sell the Premises. During such unpermitted holdover, Tenant’s Monthly Base Rent shall equal the amount of the last monthly Base Rent payable by Tenant hereunder plus an increase equal to one hundred percent (100%) of such amount, plus all other charges payable hereunder, and subject to all other terms of this Lease. No such holding over by Tenant shall operate to extend the Term of this Lease. Any holding over with Landlord’s consent in writing shall thereafter constitute a lease from month-to-month, terminable upon thirty (30) days’ notice from either party, at a monthly rental rate equal to the amount of the last monthly Minimum Rent payable by Tenant plus an increase equal to fifty percent (50%) of such amount, plus all other charges payable hereunder, and subject to all other terms of the Lease.

27.3 Surrender. On the last day or sooner termination of the Lease Term, Tenant shall quit and surrender the Premises broom clean, in good condition and repair (reasonable wear and tear and damage by acts of God or fire excepted) together with all alterations, additions and improvements which may have been made in, to, or on the Premises, except movable furniture or unattached movable trade fixtures put in at the expense of Tenant, except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the Lease Term whether Landlord desires to have the Premises or any part or parts thereof restored to their condition when the Premises were delivered to Tenant and if Landlord shall so desire then Tenant shall restore said Premises or such part or parts thereof before the end of the Lease Term at Tenant’s sole cost and expense and shall remove any Alterations designated by Landlord for removal. Tenant, on or before the end of the Lease Term shall remove all its property from the Premises, and all property not so removed shall be deemed abandoned by Tenant. If the Premises are not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord against loss or liability, including attorney’s fees of Landlord,. resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on such delay.

ARTICLE 28. SALE OF PREMISES BY LANDLORD

In the event of any sale or exchange of the Premises by the Landlord and assignment by Landlord of this Lease, the Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of such sale or exchange and assignment. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

ARTICLE 29. HAZARDOUS MATERIALS.

29.1 Definitions. As used herein, the term “Hazardous Material” shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California, or the United Stated federal government. The term “Hazardous Material” includes, without limitation, petroleum products, asbestos, PCB’s and all other materials and substances designated as hazardous or toxic by the U.S. Environmental Protection Agency, the California Water Quality Control Board and the California Department of Health Services. Without limiting the generality of the foregoing, the term “Hazardous Materials” shall include all of those materials and substances defined as “Toxic Materials” in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 20, as the same shall be amended from time to time. As used herein, the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency which regulates the use, storage, release or disposal of any Hazardous Material.

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29.2 Use Restriction. Subject to the terms and conditions set forth herein, Tenant shall be permitted to use and store in the Premises only the substances listed on Exhibit D attached hereto (however, the inclusion of Exhibit D shall in no way be deemed to create any obligation on Landlord’s part to review the list of Hazardous Materials for conformity to laws). In addition, Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises in accordance with this Lease. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall provide Landlord with a copy of all manifests for Hazardous Materials used, handled, transported, stored, treated, or disposed of by Tenant in, on, or from the Premises. Except as specifically allowed in this Lease, Tenant shall not cause or permit any Hazardous Material to be used, stored, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. The presence of any Hazardous Material that is not permitted by this Lease in or about the Premises shall be deemed a default and breach by Tenant of this Lease. If the presence of Hazardous Materials on the Premises caused or permitted by Tenant or Tenant’s employees, agents, officers, contractors, invitees or customers, results in contamination of the Premises or any soil in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the appearance of such Hazardous Material.

Notwithstanding anything in this Lease to the contrary, in no event shall Tenant or anyone for or on behalf of Tenant (x) use any asbestos or asbestos containing material whatsoever in the performance of any Tenant’s Work or any alterations or changes thereto or to any other leasehold improvements by or for Tenant located in, on or about the Premises or (y) place or dispose of any Hazardous Materials (including, but not limited to, fluorescent light tubes) in any trash receptacles within the Complex.

29.3 Indemnity. Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages, losses, penalties, fines, liabilities, attorneys’ fees, experts’ fees, courtroom costs and other expenses resulting from or arising out of any storage, use, treatment, transportation, release or disposal of Hazardous Materials in or about the Premises. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of a Hazardous Material, including any so-called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Material in or about the Premises. This indemnity shall survive the expiration or earlier termination of this Lease.

29.4 Compliance. Tenant shall give Landlord written notice as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Premises, the nature of such use, and the manner of storage and disposal. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right, at Tenant’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Landlord shall have the right to appoint a consultant, at Tenant’s expense, to conduct an investigation to determine whether Hazardous Materials are being used, stored and disposed of in an appropriate manner. Tenant, at its expense, shall comply with all recommendations of the consultant.

29.5 Certification Upon Termination of Lease. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises and shall provide a certificate to Landlord at Landlord’s request certifying that there is no contamination of soil in or about the Premises and that there is no other contamination of Hazardous Materials in the Premises. If Tenant

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fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises as required by this Section 29.5, including any claims or damages in connection with the condition of the Premises such as damages occasioned by the inability to re-let the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Materials in or around the Premises. Notwithstanding anything to the contrary contained in this Lease, in the event any of the equipment serving the Premises such as, but not limited to, refrigerators, air conditioning systems, and supplemental heating, ventilating and air conditioning systems utilize refrigerants containing chlorofluorocarbons (sometimes commonly referred to as “CFC’s”), Landlord, in its sole discretion, shall have the option to require Tenant, at its sole cost and expense, to remove such equipment at the expiration or earlier termination of the Term.

29.6 Clean-Up Activities. If any action is required to be taken by a governmental authority to clean-up Hazardous Materials from the Premises and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and in addition to the requirements of this Article 29, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

29.7 Survival. The obligations of Landlord and Tenant under this Article 29 shall survive the expiration or earlier termination of this Lease.

ARTICLE 30. BROKERS.

Except for Landlord’s broker as identified in Article 1, Tenant’s broker, as identified in Article 1, and West Valley Properties, Inc., Tenant covenants, warrants and represents to Landlord that no conversation or negotiations were had by Tenant with any broker, agent, subagent, salesperson or finder concerning the leasing of the Premises. Tenant agrees to protect, indemnify, save and keep harmless Landlord, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with a breach of the foregoing covenant, warranty and representation. Tenant hereby expressly acknowledges and agrees that (i) Landlord’s broker shall, for all purposes hereunder or at law or in equity, be acting as the sole agent of Landlord and (ii) no dual agency shall be deemed to exist or to have been created by the actions, statements, warranties or representations (whether verbal or written) of Landlord’s broker, or by any omission thereof, so that under no circumstances shall Landlord’s broker or any other person, corporation, partnership or other entity representing Landlord ever be deemed in any way to be the agent of Tenant in connection with the leasing of the Premises to Tenant pursuant to the terms and provisions of this Lease. Tenant hereby expressly waives any and all claims that such dual agency exists and further acknowledges and agrees that there shall be absolutely no liability on the part of Landlord or any such broker, agent or licensee of Landlord arising as a result of any such claim, notwithstanding any action, statement, warranty or representation of any kind (whether written or oral) to the contrary made to Tenant by such broker, agent or licensee. For purposes of this Section, the terms “broker”, “licensee” and “agent” shall be deemed to also include subagents and the employees of such broker, licensee, agent or subagent.

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ARTICLE 31. RELOCATION

31.1 Terms and Conditions. Landlord shall have the right to relocate all or any portion of the Premises from time to time to another part of the Complex (the “New Premises”) on the following terms and conditions:

(a) the New Premises shall be substantially the same in size, dimensions, configuration, and decor as the Premises described in this Lease, and shall be placed in that condition by Landlord at its cost;

(b) in the case of a relocation of only part of the Premises, the New Premises shall be contiguous with the unrelocated portion of the Premises;

(c) the physical relocation of Tenant to the New Premises shall be accomplished by Landlord at its cost;

(d) Landlord shall give Tenant at least 60 days’ prior written notice of Landlord’s intention to relocate Tenant to the New Premises;

(e) the physical relocation of Tenant to the New Premises shall be accomplished as quickly as reasonably practical, and in no event shall any relocation occur during the months of November or December;

(f) the Rent (as defined in Article 5.1 of this Lease) shall be reduced equitably during the relocation, in an amount reasonably determined by Landlord, according to the degree (if any) to which Tenant’s business is disrupted;

(g) Landlord shall pay all of the reasonable, verifiable, actual out-of-pocket costs, incurred by Tenant as a result of the relocation, including (but not limited to) costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, but excluding any lost revenues or other intangible costs;

(h) promptly after the relocation is completed, the parties shall execute an amendment to this Lease explaining the relocation of Tenant to the New Premises (and any applicable reduction or increase in Rent);

(i) after any such relocation, the term Premises, as used in this Lease, shall refer to the Premises as so relocated.

31.2 Rent for New Premises. If all or any part of the Premises is relocated pursuant to this Lease, and the Premises following such relocation have a leasable area smaller than that of the Premises immediately before such relocation, then the Monthly Base Rent on and after the date that such relocation is completed shall be reduced to an amount determined by multiplying the Monthly Base Rent in effect immediately before that date by a fraction, the numerator of which is the leasable area of the Premises on that date and the denominator of which is the leasable area of the Premises immediately before such relocation. The Monthly Base Rent as so reduced shall, however, still be subject to adjustment pursuant to the provisions of this Lease.

ARTICLE 32. DETERMINATION OF FAIR MARKET RENTAL VALUE.

32.1 Landlord and Tenant to Resolve Dispute Regarding Determination. If determination of fair market rental value is required for purposes of Article 15 or any options to extend granted to Tenant under this Lease or any Addendum hereto, Landlord shall notify Tenant of Landlord’s determination of fair market rental value (“Landlord’s Notice”). If Tenant disputes Landlord’s determination of the fair market rental value as contained in Landlord’s Notice, Tenant shall notify Landlord in writing within ten (10) days of its receipt of Landlord’s Notice, which notice shall set forth Tenant’s determination of the fair market rental value. Should Tenant timely notify Landlord as aforesaid, Landlord and Tenant shall

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attempt to resolve their differences within ten (10) days following Landlord’s receipt of Tenant’s notice. If Tenant fails to timely notify Landlord as aforesaid, time being strictly of the essence, Tenant shall be deemed to have accepted Landlord’s determination of fair market rental value, as contained in Landlord’s Notice.

32.2 Appraiser to Resolve Dispute. If Landlord and Tenant cannot agree on fair market rental value during such ten (10) day period following Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall each appoint as an appraiser a real estate broker experienced in leasing office space in the county in which the Premises are located and give notice of such appointment to the other within ten (10) days after the foregoing ten (10) day period. If either Landlord or Tenant shall fail timely to appoint an appraiser, then the single appraiser appointed by one party shall proceed to make the determination of fair market rental value. Such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their written determinations of fair market rental value and furnish the same to Landlord and Tenant. Each party shall pay the fees and costs of the appraiser appointed by it. If the valuations vary by 10% or less of the higher value, the fair market rental value shall be the average of the two valuations. If the valuations vary by more than 10% of the higher value, the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third disinterested appraiser. If the two appraisers shall be unable to agree in a timely manner on the selection of the third appraiser, then either appraiser, on behalf of both, may request appointment of such third disinterested appraiser by the presiding judge of the Superior Court of the County in which the Premises is located. Such third appraiser shall, within thirty (30) days after appointment, make a determination of fair market rental value and submit an appraisal report to Landlord and Tenant. The fair market rental value of the Premises shall be as determined by the third appraiser, unless it is (A) less than the valuation set forth in the lower prior appraisal, in which case the lower prior appraisal shall be controlling, or (B) greater than the valuation set forth in the higher prior appraisal, in which case the valuation set forth in the higher prior appraisal shall be controlling. All fees and costs incurred in connection with the determination of fair market rental value by the third appraiser shall be paid one-half by Landlord and one-half by Tenant. For purposes of this Article 32 the fair market rental value of the Premises shall take into consideration all current market factors, including without limitation the quality, size and location of the Premises.

ARTICLE 33. GENERAL PROVISIONS

33.1 No Relationship. Nothing contained in the Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method or computation of rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

33.2 Successors. Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or subletting of all or any part of Tenant’s interest in this Lease.

33.3 Captions. The captions of the Articles and Sections of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

33.4 Corporate Status. In the event the Tenant hereunder shall be a corporation, the parties executing this Lease on behalf of the Tenant hereby covenant and warrant that the Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in California; all franchise and corporate taxes have been paid to date; and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

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33.5 Tenant Mix. Landlord reserves the absolute right to effect such other tenancies in the Complex as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Complex. Tenant does not rely on the fact, nor does Landlord represent that any specific tenant, tenant mix or number of tenants shall during the term of this Lease occupy any space in the Complex.

33.6 Entire Agreement. This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no oral agreements or representations or warranties between the parties affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

33.7 Governing Law. The laws of the State of California shall govern the validity, performance and enforcement of this Lease. Should either party institute legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be, at the option of the Landlord, in either (a) the County in which the Property is located; or (b) the County of Landlord’s choice. Tenant expressly consents to Landlord’s designating the venue of any such suit or action. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, and this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

33.8 Waiver. A waiver of any breach or default shall not be a waiver of any other breach or default. Landlord’s consent to, or approval of, any act by Tenant requiring Landlord’s consent to or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant.

33.9 Time is of the Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

33.10 Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord obtaining possession of the Premises by reason of the breach by Tenant of any of the covenants and condition of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

33.11 Invalidity. Any provision or provisions of this Lease which shall prove to be invalid, void or illegal, shall be severed from the remainder of this Lease and shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

33.12 Delay. Notwithstanding any other provision of this Lease, in the event the term of this Lease shall not have commenced within twenty-one (21) years from the date of execution hereof, this Lease shall become null and void and Landlord and Tenant shall thereupon be released from any and all obligations with respect thereto. This provision shall not be deemed to extend the commencement date of the term hereof.

33.13 Signatories. If Tenant shall be a corporation, this Lease must be executed by the President or Vice-President and the Secretary or Assistant Secretary of Tenant, unless the By-Laws or a resolution of the Board of Directors shall otherwise provide, in which event the By-Laws or a certified copy of the resolution, as the case may be, must be furnished.

33.14 Landlord’s Consent. If Landlord’s consent is required pursuant to the terms of this Lease, (i) Landlord shall have the right to withhold Landlord’s consent in Landlord’s sole and absolute discretion, unless otherwise specified in such provision; and (ii) Landlord’s consent is required to be in writing.

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33.15 Guaranty. If a Guarantor is specified in Article 1, Tenant’s obligations under this Lease are guaranteed by such Guarantor pursuant to the terms of the Guaranty attached hereto as Exhibit E and incorporated herein by reference.

33.16 Lender Requirements. If any financial institution providing financing to Landlord should require any modification of the terms and provision of this Lease other than the rental and the location of the Premises, and if Tenant should refuse to approve and execute any modifications so required, then Landlord shall have the right by notice to Tenant to cancel this Lease.

33.17 Satisfaction of Judgment. The obligations of Landlord under this Lease do not constitute the personal obligations of the individual partners, trustees, members, directors, officers or shareholders of Landlord or its constituent partners or members. Should Tenant be awarded a judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Complex, and no action for any deficiency may be sought or obtained by Tenant.

33.18 Options.

A. Definition. As used in this Article 33.18 the word “Option” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Complex or other property of Landlord or the right of first offer to lease other space within the Complex or other property of Landlord; or (3) the right of first refusal, right of first offer or option to purchase the Premises or the Complex, or the right of first refusal to purchase the Premises, the Complex or other property of Landlord.

B. Options Personal. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

C. Multiple Options. In the event that Tenant has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

D. Effect of Event of Tenant’s Default on Options.

(i)	Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary if there has been an Event of Tenant’s Default (as defined in Article 21 of this Lease), whether or not the default is thereafter cured.

(ii)	The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of Article 33.18 D(i) above.

(iii)	All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Option, if, after such exercise and during the term of this Lease, there shall be an Event of Tenant’s Default, whether or not the default is thereafter cured.

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33.19 No Offer. Preparation of this Lease by Landlord or Landlord’s agent and submission of the same to Tenant shall not be deemed an offer to Tenant to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by both parties.

33.20 Usury. Notwithstanding any provision contained herein to the contrary, if any interest rate specified in this Lease is higher than the rate then permitted by law, such interest rate specified herein shall automatically be adjusted from time to time to the maximum rate permitted by law.

33.21 No Recording. The parties hereto hereby covenant and agree not to record or file for record (nor cause the same to be recorded or filed for record) this Lease or any copy or memorandum thereof.

33.22 Joint and Several Liability. If more than one person, corporation or other entity is named as Tenant in this Lease and executes the same as such, then and in such event, the word “Tenant” wherever used in this Lease is intended to refer to all such persons, corporations or other entities, and the liability of such persons, corporations or other entities for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several. If Tenant shall be a partnership, the liability of each and every partner thereof for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several, and no withdrawing partner shall be relieved of any liability hereunder as the result of any such withdrawal. If Tenant is composed in whole or in part of a husband and wife, the separate property and estate of each spouse as well as the total of their combined property and estates (regardless of however such property or estates may be designated, whether community, marital or otherwise) to which either may have any claim or interest whatsoever based upon their marital status shall be liable hereunder.

33.23 Counterpart Signatures. This Lease may be executed in counterparts, each of which shall be original, and taken together shall constitute one and the same document.

33.24 Disclosure Pursuant to California Civil Code Section 1938. Landlord hereby discloses to Tenant that the Premises has not been inspected by a Certified Access Specialist (CASp) as of the date of this Lease.

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33.25 Exhibits and Attachments. Each Exhibit, Addendum and Schedule attached hereto is incorporated herein fully by this reference and shall be deemed to be a part of this Lease.

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease effective as of the Effective Date.

TENANT:

Dance Biopharm, Inc., a Delaware corporation

By:	/s/ Greg Zante
Title:	CFO

Date Executed: 1/7/14

LANDLORD:

WVP BAY TECH, LLC,

a California Limited Liability Company

By: West Valley Properties, Inc., a California corporation

Its: Manager

By:	/s/ Jonathan Michael Rayden

Title:	President

Date Executed:	1/8/14

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ADDENDUM TO LEASE AGREEMENT

This Addendum to Lease Agreement (“Addendum”) shall serve to add the following provisions to the Lease Agreement entered into by and between WVP Bay Tech, LLC, a California limited liability company (“Landlord”) and Dance Biopharm, Inc., a Delaware corporation (“Tenant”) as of December 16, 2013 (the “Lease”). This Addendum shall be effective as of the Effective Date of the Lease. All terms not specifically defined herein are as defined in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Addendum, this Addendum shall prevail and be controlling.

1.	Option to Extend.

A. Terms of Option to Extend. Subject to the conditions below, Tenant shall have the option to extend the term of this Lease for one (1) additional period of thirty-six months (the “Extension Term”). The Extension Term shall commence upon the expiration of the previous term. Tenant’s option to extend shall be subject to the following conditions:

(i) The terms and conditions of Article 33.18 of the Lease shall have been satisfied in every respect, and the exercise of the option to extend shall be in compliance with, and shall not violate, any provision of Article 33.18 of the Lease;

(ii) Tenant shall be operating in the Premises in a manner consistent in all respects with this Lease; and

(iii) Tenant shall give Landlord unconditional written notice of the exercise of its option at least six (6) months but not more than nine (9) months prior to the expiration of the then current term, time being strictly of the essence, and any failure to give said notice within the required time period shall be deemed an election by Tenant not to extend the term of the Lease. The Extension Term shall be upon the same terms and conditions as are contained in the Lease, except that the Monthly Base Rent for the Extension Term shall be determined in accordance with subsection B below. If Tenant has exercised its option to extend, the phrase “Lease Term” as used in the Lease shall mean the initial term of the Lease and the Extension Term.

B. Monthly Base Rent for the Extension Term. Monthly Base Rent for the Extension Term shall be at fair market rental value, as determined in accordance with Article 32 of the Lease. Notwithstanding the foregoing, in no event shall the Monthly Base Rent for the Extension Term be less than the Monthly Base Rent for the last full month of the immediately preceding term of the Lease. Monthly Base Rent for the remainder of the Extension Term shall increase by 3% annually beginning on the first day of the second year of the Extension Term and continuing on the first day of each year thereafter.

C. Execution of Certificate. Upon determination of the Monthly Base Rent for the Extension Term as described above, the parties shall execute a certificate specifying the Monthly Base Rent for such Extension Term.

2.	Services and Utilities.

The following language is hereby added to the end of Article 12 of the Lease:

“Notwithstanding the foregoing and to the extent the Premises is separately metered, the charges for the separately metered electricity shall be paid directly by Tenant to the Utility Company.”

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3.	Commencement Date.

Article 4.1 of the Lease, Commencement Date, is hereby deleted in its entirety and replaced with the following language:

“The term of this Lease (“Lease Term”) shall be for a period of time specified in Article 1 as the Lease Term. The Lease Term shall commence upon the date referred to in Article 1 as the Commencement Date. The Lease Term shall expire on the date referred to in Article 1 as the Termination Date.”

4.	Rent Commencement Date.

The term “Commencement Date” is hereby replaced with the term “Rent Commencement Date” in the following places in the Lease:

1.	the first sentence of Article 5.1 of the Lease.

2.	the first sentence of the third paragraph of Article 8.1 of the Lease; and

3.	the first sentence of Article 14.2 of the Lease.

5.	Construction of Premises.

Article 9.1 of the Lease, Landlord’s Work, is hereby deleted in its entirety and replaced with the following:

“(a) Landlord shall deliver the Premises to Tenant it is “as is” condition on the Commencement Date. After the Commencement Date, Landlord will perform the build out of the work described on the attached Exhibit B and Exhibit B-1, which shall be referred to herein as “Landlord’s Work”.

(b) Landlord’s Work shall be constructed in accordance with the final construction documents approved by Landlord and Tenant (“CDs”); provided that Landlord shall have the right to make minor adjustments and changes to Landlord’s Work during construction without affecting the validity of this Lease or the parties’ rights and obligations hereunder. Tenant shall provide input for and will approve of the CDs for the Premises within ten (10) days after Landlord provides the CDs to Tenant, which approval shall not be unreasonably withheld. If Tenant fails to respond within such ten (10) day period, the CDs shall be deemed approved.

(c) Landlord will contribute up to twenty-five dollars ($25.00) per square foot, or a total sum not to exceed $147,900.00 towards the cost of Landlord’s Work (“Landlord’s Contribution”). Any cost of Landlord’s Work in excess of Landlord’s Contribution shall be Tenant’s responsibility and shall be due and payable to Landlord by Tenant upon substantial completion of Landlord’s Work. Eligible improvements for Landlord’s Contribution shall be: the construction of approximately 1,200 square feet of lab, permanent lab fixtures, electrical, lighting and plumbing, lay-in ceiling work, floor covering, ceramic tile, drywall, millwork and trim, HVAC, painting and wall covering and glazing. Landlord’s Contribution may not be used applied to Tenant’s trade fixtures, equipment, security systems, free standing display racks, machinery or merchandise.”

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6.	Acceptance of Premises.

The first two sentences of Article 9.3 of the Lease, Acceptance of Premises, are hereby deleted in their entirety and replaced with the following:

“Tenant shall accept possession of the Premises on the Commencement Date specified in Article 1 in its “as is” condition (subject to delay as specified in Article 4.5), with the exception of Landlord’s completion of Landlord’s Work, as further described in Article 9.1 of this Lease.”

7.	Tenant Acknowledgement and Disturbance During Construction.

Tenant acknowledges its understanding that Landlord will be performing “Landlord’s Work” in the Premises after the Commencement Date of the Lease. Accordingly, Tenant will be in occupancy of the Premises during the time that Landlord is performing Landlord’s Work in the Premises. Tenant acknowledges its understanding that Landlord’s Work will involve noise, debris and inconvenience, and shall include, among other things, Tenant’s inability to use a portion of the Premises, replacement of walls, the removal and replacement of the flooring, and the painting of a portion of the Premises. In consideration for Landlord’s agreement to delay Rent commencement until the Rent Commencement Date, Tenant agrees that Tenant will not be entitled to any remedies, including but not limited to damages or abatement of Rent, arising out of such construction activities. Tenant hereby waives all claims against Landlord or its agents, employees, or contractors, which may arise out of such construction activities.

8.	Approval of Landlord’s Lender.

This Lease is subject to the approval of the Landlord’s lender. In the event the approval of Landlord’s lender to this Lease is not obtained on terms satisfactory to Landlord by the date which is sixty (60) days after the Effective Date (the “Deadline”), this Lease shall be null and void and of no further force and effect thereafter. The Deadline may be extended by written agreement of Landlord and Tenant.

9.     Confidentiality. Tenant acknowledges that this Lease is confidential information of Landlord and that Landlord shall suffer irreparable damage if the contents of this Lease are discovered by the other tenants at the Complex or any other third parties. Therefore, Tenant agrees that neither Tenant nor Tenant’s employees, agents, representatives or attorneys, shall disclose, release or discuss the contents of this Lease to or with any third party for any reason. Tenant agrees to reimburse, indemnify, defend and hold Landlord harmless against any and all losses, claims, suits, damages and liabilities resulting from the breach of the foregoing agreement of Tenant contained in this Section 9, such breach shall constitute an event of default by Tenant under the Lease without need for notice to Tenant or the opportunity to cure. This Section shall not restrict Landlord from disclosing such confidential information of Landlord.

10.	Leasing Commissions.

Landlord has agreed to pay Landlord’s Broker a leasing commission in connection with this Lease pursuant to a separate written agreement in such amount and at such times as such leasing commission is required to be paid pursuant to the terms of the separate written agreement.

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Authorized Signatures

In order to bind the parties to the terms of this Addendum, Landlord and Tenant have duly executed this Addendum below effective as of the day and year first above written.

TENANT:

Dance Biopharm, Inc., a California corporation

By:

Title:

Date Executed:

LANDLORD:

WVP BAY TECH, LLC,

a California Limited Liability Company

By: West Valley Properties, Inc., a California corporation

Its: Manager

By:

Title:

Date Executed:

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EXHIBIT A

SITE PLAN

NOTICE: THE COMMON AREA LAYOUT AS DEPICTED ON THIS SITE PLAN IS SUBJECT TO CHANGE WITHOUT NOTICE. NO REPRESENTATIONS OR WARRANTIES ARE MADE PERTAINING TO THE INFORMATION ON THIS SITE PLAN AND EACH PROSPECTIVE TENANT SHOULD CONDUCT THEIR OWN INDEPENDENT INVESTIGATION OF ALL PERTINENT PROPERTY INFORMATION AND COME TO THEIR OWN CONCLUSIONS AS TO THE SUITABILITY FOR YOUR CONTEMPLATED USE. NEITHER LANDLORD NOR AGENT BEARS ANY LIABILITY FOR ANY ERRORS, INACCURACIES, OR OMISSIONS CONTAINED IN THIS SITE PLAN.

Exhibit A-1

Existing Floor Plan

214
MEN
WOMEN
FILE
215
VCT 1
VCT 2
LUNCH 213
FRONTS
PL 2
G
OFFICE 212
OPEN OFFICE 211
BOARDER
T 2
P 2
GRANITE TOP
BY OTHERS
SEE 16/A6
OFFICE 210
FIELD
T 1
RECEPTION
200
PAINT P-1
H
OFFICE 209
201
CONF. RM.
P 2
J
STOR.
202
COPY
203
OPEN OFFICE
204
PAINT P-1
K
205
206
207
208
L
6
7
8
9
N
1/4" = 1'-0"

Exhibit B

LANDLORD’S WORK AND TENANT’S WORK

Landlord’s Work: Landlord’s Work in the Premises to consist of building out approximately 1,200 sf of lab area subject to Landlord and Tenant approval of Construction Documents provided by Landlord’s Architect and not to exceed Landlord’s Contribution defined in the Addendum to Lease.

Tenant’s Work: Tenant’s Work in the Premises is “to be determined” and: (i) is considered an Alteration which is subject to Landlord’s prior approval; and (ii) shall be installed in accordance with the provisions of Article 10 of the Lease.

Exhibit B-1

Proposed Floor Plan

(Subject to final approved Construction Drawings)

Area of Landlord's Work
150 NORTH HILL DR, STE 24
BRISBANE, CA
SPACE PLANNING
11-20-2013
SCHEME 1
1/8" = 1'-0"
4'-0" HALLWAY
5'-0" HALLWAY
MEN
WOMEN
RECEPTION
CONF. RM.
STOR.
COPY
STORAGE
FUME HOOD 3'X5'
UNDER COUNTER DISHWASHER
ACID BASE UNDER COUNTER CABINETS
20' X 6' ISLAND
SHELF
TABLES
TABLES
OVENS
REFRIG.
FREEZ.
TOOL BOXES
12' X 4' AEROSAL BENCH FOR.
9'-0"
10'-2"
3'-1"
5'-0"
56'-0"
18'-6"

Bay Tech Gross Office Lease

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Exhibit C

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services shall apply to the Complex. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto at any time as Landlord, in its sole discretion, deems advisable.

A.	On the Commencement Date through the date the Lease terminates, during usual business hours (and at other times for a reasonable additional charge to be fixed by Landlord), Landlord shall ventilate the Premises and furnish air-conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air-conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of said air-conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Complex air-conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Complex or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities.

B.	The Landlord shall furnish to the Premises during the usual business hours, electric current as required by the Complex’s standard office lighting and fractional horsepower office lighting and fractional horsepower office business machines in the amount of approximately four (4) watts per square foot. The Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond usual business hours, to reimburse Landlord monthly on the date Basic Rent is due for the measured consumption at the terms, classifications and rates charged similar consumers by said public utility serving the neighborhood in which the Complex is located. If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer, selected by Landlord and approved by Tenant. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the prior written consent of Landlord. Should Tenant use the same to excess, Tenant shall pay to Landlord, upon demand, the amount established by Landlord for such excess usage. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Complex or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

C.

Water will be available in public areas for drinking and lavatory purposes only, but if, in Landlord’s sole determination, Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, Landlord may install a water meter at Tenant’s expense and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord, upon demand, for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. If Tenant is in

Bay Tech Gross Office Lease

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default of its obligations to keep the meter and equipment in good repair, then Landlord, in addition to all other remedies for breach in this Lease and at law, may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may, in addition to all other remedies for breach in this Lease and at law, pay such charges and collect the same from Tenant.

D.	The Landlord shall provide janitorial services on the Premises, provided the same are used exclusively as offices and are kept reasonably in order by Tenant. Tenant shall pay to Landlord, upon demand, the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices, as well as any costs of excess rubbish removal due to move-in, new equipment etc.

E.	“Holidays” for purposes of this Lease, shall be defined as holidays observed by the United States Post Office. “Usual business hours” for purposes of this Lease, are from 8:00 a.m. until 6:00 p.m., Monday through Friday, except holidays.

F.	Tenant may operate its business at hours other than usual business hours provided that Tenant acknowledges that it shall pay the cost of operation of HVAC and electricity for power and lighting on a monthly basis as invoiced by Landlord and payable by Tenant to landlord within fifteen (15) days of invoice for Landlord to Tenant.

G.	Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air-conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord’s obligations to provide utilities and services hereunder shall also be subject to and limited by the Force Majeure provisions of the Lease. Any failure to supply utilities or services, whether caused by a Force Majeure described in the Lease or by reason of accident, emergency, repair, alteration or improvement, shall not be construed as an eviction of Tenant, whether actual or constructive, and shall not cause an abatement of Rent, either in whole or in part.

H.	Landlord shall have no obligation whatsoever to supply utilities and services to the Premises if Tenant is in default of any Term, covenant, or condition of this Lease.

I.	Any costs or expenses incurred by Landlord with respect to Tenant’s default hereunder as well as all payments to be made by Tenant to Landlord pursuant to the above provisions, as stated herein or as may be later modified, shall be deemed to be Additional Rent under the Lease and Landlord shall have all its rights and remedies under the Lease and at law with respect to the same including but not limited to the right to late fees and interest upon default.

J.	The cost for operating the HVAC at times other than usual business hours is forty and No/100ths Dollars ($40.00) per hour. This cost shall be adjusted to reflect increases in the Consumer Price Index (1982-1984 = 100: San Francisco-Oakland-San Jose).

K.	The cost for operating the lighting systems at times other than usable business hours is twelve and No/100ths Dollars ($12.00) per hour. This cost shall be adjusted to reflect increases in the Consumer Price Index (1982-1984 = 100: San Francisco-Oakland-San Jose).

Bay Tech Gross Office Lease

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EXHIBIT D

HAZARDOUS MATERIALS OF TENANT

Bay Tech Gross Office Lease

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EXHIBIT E

GUARANTY

1. Obligation Guaranteed. For valuable consideration, the undersigned (hereinafter called “Guarantor”) unconditionally guarantees to WVP Bay Tech, LLC, a California limited liability company; and its successors and assigns (hereinafter collectively called “Obligee”) the payment of all indebtedness of             (hereinafter called “Obligor”) under the Office Lease entered into by and between Obligor, as Tenant and Obligee, as Landlord, dated            , for the Premises commonly know as             (“Indebtedness”). The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all rent payments, additional rent payments, advances, debts, obligations, and liabilities of Obligor under the terms of the Lease and whether recovery may be or become barred by any statute of limitations or otherwise become unenforceable. The Guarantor unconditionally promises to pay the Indebtedness to Obligee, or order, on demand, in lawful money of the United States.

2. Death, Insolvency or Bankruptcy of Obligor. Guarantor unconditionally guarantees the payment of the Indebtedness, whether or not due or payable by Obligor, upon (a) the breach of any provision of the underlying Lease, the death, dissolution insolvency, or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceedings by or against Obligor or Guarantor, or (b) the appointment of a receiver for, or the attachment, restraint of, or making or levying of any court order or legal process affecting the property of Obligor or Guarantor, and unconditionally promises to pay the Indebtedness to Obligee, or order, on demand, in lawful money of the United States.

3. Joinder of Parties. The obligations of Guarantor are independent of the obligations of Obligor and a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against Obligor or whether Obligor be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability under this Guaranty or the enforcement of this Guaranty. Any payment by Obligor or other circumstance that operates to toll any statute of limitations as to Obligor shall also operate to toll the statute of limitations as to Guarantor.

4. Change of Obligation. Guarantor authorizes Obligee (whether or not after revocation nor termination of this Guaranty) without notice or demand (except any notice or demand that is required by statute and cannot be waived) and without affecting or impairing their liability, from time to time to (a) renew, compromise, extend, accelerate, or otherwise change the time for performance of, or otherwise change the terms of the obligation (including increase or decrease the rate of interest): take and hold security for the performance of this Guarantor or the obligation guaranteed, and exchange, enforce, waive and release any security; (c) apply security and direct the order or manner of sale of security as Obligee in its discretion may determine; and (d) release or substitute any one or more of the Guarantors. Obligee may without notice assign this Guaranty in whole or in part.

5. Capacity and Authority of Obligor. It is not necessary for Obligee to inquire into the capacity or powers of Obligor, or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance on the professed exercise of these powers shall be guaranteed under this Guaranty.

6. Subordination. Any Indebtedness of Obligor now or later held by Guarantor is subordinated to the Indebtedness of Obligor to Obligee, and all Indebtedness of Obligor to Guarantor, if Obligee so

Bay Tech Gross Office Lease

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requests, shall be collected, enforced and received by Guarantor as trustee for Obligee and be paid over to Obligee on account of the Indebtedness of Obligor to Obligee, without affecting or impairing in any manner the liability of Guarantor under the other provisions of this Guaranty.

7.	Waiver of Defenses.

a. Guarantor waives any right to require Obligee to (i) proceed against Obligor; (ii) proceed against or exhaust any security held from Obligor; or (iii) pursue any other remedy in Obligee’s power whatsoever;

b. Guarantor waives any defense based on or arising out of any defense of Obligor other than payment in full of the Indebtedness, including, without limitation, any defense based on or arising out of the disability of Obligor, the unenforceability of the Indebtedness from any cause, or the cessation from any cause of the liability of Obligor other than payment in full of the Indebtedness.

c. Obligee may, at its election, foreclose on any security held by Obligee by one or more judicial sales, whether or not every aspect of any sale is commercially reasonable, or exercise any other right or remedy Obligee may have against Obligor, or any security, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the Indebtedness has been paid.

d. Guarantor waives all rights and defenses arising out of an election of remedies by Obligee, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal operation of Code of Civil Procedure Section 580d or otherwise.

e. Until all Indebtedness of Obligor to Obligee is paid in full, Guarantor shall have no right of subrogation, shall waive any right to enforce any remedy that Obligee now has or may later have against Obligor, and shall waive any benefit of, and any right to, participation in any security now or later held by Obligor. Guarantor waives all presentments, demands for performance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and all notices of the existence, creation, or incurring of new or additional Indebtedness.

f. Guarantor assumes all responsibility for keeping itself informed of Obligor’s financial condition and assets, and of all other circumstances bearing on the risk of nonpayment of Indebtedness and the nature, scope and extent of the risks that Guarantor assumes and incurs under this Guaranty, and agrees that Obligee shall have no duty to advise Guarantor of information known to it regarding those circumstances or risks.

8. Attorney’s Fees and Costs. In addition to the amounts guaranteed under this Guaranty, Guarantor jointly and severally agrees to pay reasonable attorneys’ fees and all other costs and expenses incurred by Obligee in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

9. Liens and Setoffs. In addition to all liens on, and rights of setoff against the money, securities or other property of Guarantor given to Obligee by law, Obligee shall have a lien on and a right of setoff against all money, securities, and other property of Guarantor now or later in the possession of Obligee, whether held in a general or special account, or for safekeeping or otherwise; and every lien and right of setoff may be exercised without demand on or notice to Guarantor.

Bay Tech Gross Office Lease

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10. Nonwaiver of Rights of Obligee. No right or power of Obligee under this Guaranty shall be deemed to have been waived by any act or conduct on the part of Obligee, or by any neglect to exercise that right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Obligee.

11. Meaning of Terms. In all cases where there is but a single Obligor or a single Guarantor, all words used in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one obligor or when this Guaranty is executed by more than one Guarantor, the word “Obligor” and the word “Guarantor” respectively shall mean all and any one or more of them.

12. Effect on Heirs and Assigns. This Guaranty and the liability and obligations of Guarantor under this Guaranty are binding on Guarantor and its respective heirs, executors and assigns and inure to the benefit of and are enforceable by Obligor and its successors, transferees, and assigns.

13. Governing Law and Modification. This Guaranty shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, and performance, and its terms and provisions may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of Obligee and by Guarantor.

Bay Tech Gross Office Lease

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14. Invalidity. If any provision of this Guaranty contravenes or is held invalid under the laws of any jurisdiction, this Guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this Guaranty shall be construed and enforced accordingly.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty on             , 20    .

“Guarantor”

Signature

Print Name

Address

Social Security Number

Driver’s License Number

Bay Tech Gross Office Lease

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EXHIBIT F

150 North Bay Hill Drive, Brisbane, CA

Rules and Regulations

Tenant shall abide by the following Rules and Regulations established for the Complex and shall cooperate in the observance thereof. Tenant’s failure to abide by these Rules and Regulations shall constitute a breach by Tenant of the covenants under its Lease. These Rules and Regulations are in addition to, and shall not be constructed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease for premises in the Complex. For purposes of these Rules and Regulations and any other rules and regulations established by Landlord, the term “Tenant” shall include Tenant’s agents, employees, contractors, customers, visitors and invitees, and Tenant shall be responsible for the observance by all such persons of all of the Rules and Regulations (as the same may be amended from time to time) and any additional rules and regulations promulgated by Landlord. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Complex, and for the preservation of good order therein. Notice of amendments and supplements and additional rules and regulations, if any, shall be given to each tenant. Subject to the provisions of the Lease, Tenant agrees to comply with all amendments, supplements and additional rules and regulations. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be constructed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any Rule or Regulation against any or all of the tenants of the Complex. If Landlord’s consent or approval is required under these Rules and Regulations, such consent or approval may be withheld in Landlord’s sole and absolute discretion, for any reason or for no reason at all.

1.	Tenant shall not black-out or otherwise obstruct the windows of the Premises, without Landlord’s prior written consent. No files, cabinets, boxes, containers or similar items shall be placed in, against or adjacent to any window of the Premises so as to be visible from the outside of the Premises. Except with respect to any window coverings approved by Landlord, Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may be observed from outside the Premises.

2.	No exterior storage is allowed. If Tenant or its customers or invitees regularly litter or soil the Common Area, Landlord may require Tenant to provide periodic clean up and steam cleaning in addition to that provided by Landlord.

3.	Except as to typical pictures and furnishings, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord and as Landlord may direct. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

4.	Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same

Bay Tech Gross Office Lease

shall be affixed to the floor of the Premises in any manner except as approved by Landlord. Tenant must obtain the prior written consent of Landlord to drive nails, screw, drill, core or make any other modification to the floor.

5.	Tenant shall not connect any device to any electrical current except through existing electrical outlets located within the Premises, unless otherwise approved in writing by Landlord. No boring or cutting for or laying wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

6.	No portion of the Premises shall be used for the storage of any merchandise, materials or other properties, other than those reasonably necessary for the operation of Tenant’s business.

7.	Landlord shall have the right to prescribe the maximum weight, maximum size and position of all equipment, materials, supplies, furniture or other property brought into the Complex. Landlord will not be responsible for loss or damage to any such property from any cause, and all damage done to the Complex or Premises by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant.

8.	Tenant shall not, at any time, bring or keep upon the Premises any flammable, combustible, or explosive fluid, chemical or substance or use any method of heating or air conditioning other than that supplied or permitted by Landlord. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the Fire laws, or with any insurance policy upon the Complex or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

9.	Tenant will not load or permit the loading of merchandise, supplies or other property, nor ship, nor receive, outside the entrance designated therefore by Landlord from time to time. Tenant will not permit the parking or standing, outside of said area, of trucks, trailers or other vehicles or equipment engaged in such loading or unloading in a manner to interfere with the use of any Common Areas or any pedestrian or vehicular use.

10.	No Tenant shall use any utility area, truck loading area or other area reserved for use in conducing business, except for the specific purpose for which permission to use these areas has been given.

11.	Tenant shall not use the parking areas for anything but parking motor vehicles. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places. Landlord can impose any and all controls Landlord deems necessary to operate the parking lot including but not limited to the length of time for parking use and the designation of employee parking areas.

Bay Tech Gross Office Lease

12.	Tenant and its employees shall not throw cigar or cigarette butts or other substances of litter of any kind in or about the buildings of the Complex.

13.	Any Tenant desiring to do any of the following shall first contact the Landlord and make arrangements:

a.	Vending, peddling or soliciting orders for sale or disturbing of any merchandise, device, service, periodical, book, pamphlet, or other matter;

b.	Exhibiting any sign, placard, banner, notice or other written materials;

c.	Disturbing any circular, booklet, handbill, placard, or other material;

d.	Soliciting membership in any organization, group or association, or soliciting contributions for any purpose;

e.	Parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the Common Area or be detrimental to any of the business establishments in the Complex; or

f.	Using the Common Area for any purpose when none of the business establishments in the Complex are open for business.

14.	Tenant shall not go upon the roof of any of the buildings in the Complex or on to other areas not open to the general public (unless specifically designated in the Lease for such Tenant’s use) without the prior written consent of Landlord.

15.	It shall be Tenant’s responsibility before leaving the Premises to ensure that (a) all doors to the Premises are closed and securely locked, (b) all water faucets and other water apparatus are entirely shut off, and (c) all electricity is shut off, so as to prevent waste or damage. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Tenant shall be solely liable for any damage or injury that may be occasioned by the failure of Tenant and/or its employees to observe the precautions outlined herein.

16.	Landlord reserves the right to exclude or expel from the Premises or the Complex any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or is violating the rules and regulations of the Complex. Landlord shall further have the right to restrict access to the Premises and the Complex during any invasion, riot, public disturbance or excitement, and at any other time Landlord deems it advisable for the safety and protection of the Complex, its occupants and/or the property thereof.

17.	Landlord does not hereby assume any responsibility to provide security. Tenant assumes all responsibility for the protection of the property and person of Tenant, its agents and invitees from the acts of third persons.

Bay Tech Gross Office Lease